Exhibit 4.d

____________________________________________________________

                   TRUST AGREEMENT

                     dated as of

                  September 1, 1993

                 Amended and Restated

                        as of

                    March 1, 1994

                       BETWEEN

              LLG AIRCRAFT LEASING, L.P.
                     as Trustor,

                         AND

  FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                   as Owner Trustee

                  __________________

             FEDERAL EXPRESS CORPORATION

       Thirteen Airbus Model A310-203 Aircraft
            Identified on Exhibit A Hereto

____________________________________________________________





                  TABLE OF CONTENTS


                                                  Page

PARTIES . . . . . . . . . . . . . . . . . . . .      1

RECITALS  . . . . . . . . . . . . . . . . . . .      1

                      ARTICLE 1

                 THE LESSOR'S ESTATE

SECTION 1.01.     Authorization and Director to
                  Owner Trustee; Ratification .      2
SECTION 1.02.     Declaration of Trust  . . . .      3
SECTION 1.03.     Events Prior to the Lease . .      3

                      ARTICLE 2

                    DISTRIBUTIONS

SECTION 2.01.     Rent, Etc.  . . . . . . . . .      4
SECTION 2.02.     Excepted Payments . . . . . .      5
SECTION 2.03.     Other Receipts  . . . . . . .      5
SECTION 2.04.     Distributions after Default .      5
SECTION 2.05.     Distributions after Release
                  of Lien of Indenture. . . . .      6
SECTION 2.06.     Manner of Making
                  Distributions . . . . . . . .      6

                      ARTICLE 3

                  THE OWNER TRUSTEE

SECTION 3.01.     Acceptance of Trust and Duties     7
SECTION 3.02.     Limitation on Authority of Owner
                  Trustee . . . . . . . . . . .      8
SECTION 3.03.     Notice of Default . . . . . .      8
SECTION 3.04.     Action Upon Instructions  . .      9
SECTION 3.05.     Certain Duties and
                  Responsibilities of Owner
                  Trustee . . . . . . . . . . .     10
SECTION 3.06.     Certain Rights of Owner Trustee   12
SECTION 3.07.     No Representations of Warranties
                  as to Certain Matters . . . .     15
SECTION 3.08.     Status of Moneys Received . .     16
SECTION 3.09.     Self-Dealing  . . . . . . . .     16
SECTION 3.10.     Definition of a Responsible
                  Officer . . . . . . . . . . .     16
SECTION 3.11.     Resignation or Removal of Owner
                  Trustee . . . . . . . . . . .     16
SECTION 3.12.     Estate and Rights of Successor
                  Owner Trustee . . . . . . . .     17
SECTION 3.13.     Merger or Consolidation of Owner
                  Trustee . . . . . . . . . . .     18
SECTION 3.14.     Co-Trustees . . . . . . . . .     18
SECTION 3.15.     Interpretation of Agreements      20
SECTION 3.16.     Not Acting in Individual
                  Capacity  . . . . . . . . . .     20
SECTION 3.17.     Tax Returns . . . . . . . . .     20

                      ARTICLE 4

                 TERMINATION OF TRUST

SECTION 4.01.     Termination . . . . . . . . .     21
SECTION 4.02.     Distribution of Lessor's
                  Estate Upon Termination . . .     23

                      ARTICLE 5

TRANSFER OF BENEFICIAL INTEREST . . . . . . . .     23


                      ARTICLE 6

                    MISCELLANEOUS

SECTION 6.01.     Indemnification . . . . . . .     25
SECTION 6.02.     Supplements and Amendments. .     26
SECTION 6.03.     Nature of Title of Trustor. .     28
SECTION 6.04.     Power of Owner Trustee to
                  Convey. . . . . . . . . . . .     28
SECTION 6.05.     Notices . . . . . . . . . . .     28
SECTION 6.06.     Situs of Trust; Applicable
                  Law; Severability . . . . . .     29
SECTION 6.07.     Successors and Assigns  . . .     29
SECTION 6.08.     Headings and Table of
                  Contents. . . . . . . . . . .     29
SECTION 6.09.     Definitions . . . . . . . . .     29
SECTION 6.10.     Counterparts  . . . . . . . .     30
SECTION 6.11      Trust Agreement for Benefit
                  of Owner Trustee, Trustor
                  and each Indenture Trustee
                  Only. . . . . . . . . . . . .     30

                      ARTICLE 7

                 CERTAIN LIMITATIONS

SECTION 7.01      Limitations on Control. . . .     30
SECTION 7.02      Discretion and Actions of
                  Owner Trustee . . . . . . . .     31
SECTION 7.03      Removal . . . . . . . . . . .     32
SECTION 7.04      Payments  . . . . . . . . . .     32
SECTION 7.05      The Owner Trustee Acts as
                  Trustee . . . . . . . . . . .     32
SECTION 7.06      Waiver of Claim Against
                  the Owner Trustee . . . . . .     32
SECTION 7.07      Amendments  . . . . . . . . .     32

EXHIBIT A --      Aircraft Description
EXHIBIT B --      Assignment and Assumption Agreement
EXHIBIT C --      OP Guarantee
EXHIBIT D --      Trust Agreement Supplement

SCHEDULE I -- Definitions


                   TRUST AGREEMENT

         TRUST AGREEMENT dated as of September 1,
1993, as amended and restated as of March 1, 1994
(this "Agreement") between FIRST SECURITY BANK OF
UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU" and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and LLG AIRCRAFT
LEASING, L.P., a limited partnership organized under the laws of Delaware (together with its successors and permitted assigns, the "Trustor").

                W I T N E S S E T H :

         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Section 6.09 hereof;

         WHEREAS, the Trustor and the Owner Trustee have heretofore entered into that certain Trust
Agreement, dated as of September 1, 1993 (the
"Original Trust Agreement");

         WHEREAS, pursuant to the Original Trust
Agreement, a trust was created and the Owner Trustee was authorized to (1) enter into the Original Sales
Agreement with Lufthansa, pursuant to which the Owner
Trustee purchased the Aircraft from Lufthansa on November 15, 1993, (2) enter into the Original
Modification Agreement with Lufthansa and DA, pursuant to which each Aircraft is to be converted from passenger configuration to cargo configuration,
(3) enter into the Original Parts and Services
Agreement with Lufthansa, pursuant to which Lufthansa will perform described services with respect to the Aircraft, and (4) enter into the Original Agreement to Lease with Lufthansa and the Lessee, pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee is to lease to the Lessee, and the Lessee is to lease from the Owner Trustee, each Aircraft on the Commencement Date with respect to such Aircraft.

         WHEREAS, Section 13 of the Original Agreement to Lease permits a Nonrecourse Financing (as defined therein), subject to certain conditions, and in order to effectuate such Nonrecourse Financing the Trustor wishes to authorize the Owner Trustee to, among other things, (1) execute and deliver a separate
Participation Agreement with respect to each Aircraft,
(2) execute and deliver a separate Indenture and a separate Collateral Agreement with respect to each Aircraft, (3) execute and deliver, as contemplated by each related Participation Agreement, a separate Lease with respect to each Aircraft and (4) as contemplated by the Participation Agreement relating to each Aircraft, issue and sell the related Certificates and secure such Certificates pursuant to the Indenture and relating thereto;

         WHEREAS, in connection with the foregoing the Owner Trustee will enter into amendments to each of the Original Modification Agreement, the Original
Sales Agreement and the Original Parts and Services
Agreement, and the Original Agreement to Lease will be amended and restated.

         WHEREAS, the Trustor and the Owner Trustee wish to amend and restate the Original Trust Agreement in its entirety as provided herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSBU and the Trustor agree as follows:

                      ARTICLE 1

                 THE LESSOR'S ESTATE

         SECTION 1.01.  Authorization and Direction to
Owner Trustee; Ratification. (a) The Trustor hereby authorizes and directs the Owner Trustee not individually but solely as the Owner Trustee hereunder:

         (i)  to (x) execute and deliver (A) the
    Agreement to Lease and Amendment No. 1, dated as of the date hereof, to each of (1) the Original
    Sales Agreement, (2) the Original Modification
    Agreement and (3) the Original Parts and Services
    Agreement, (B) with respect to each Aircraft, the Participation Agreement, Indenture, Collateral
    Agreement and each other related Operative
    Agreement (other than those covered by clauses
    (A), (C) and (D) of this Section 1.01(a)(i)) to which the Owner Trustee may be a party, (C) with respect to each Aircraft, as of the related
    Commencement Date, the related Lease, Lease
    Supplement, and Trust Agreement Supplement, and
    (D) with respect to each Aircraft, as of the related Exchange Date, the related Indenture and Security Agreement Supplement, and (y) enter into and perform each of the actions and transactions contemplated thereby;

         (ii)  with respect to each Aircraft, to
    execute and deliver from time to time any related
    Certificates in the manner and subject to the terms and conditions provided in the related
    Participation Agreement and Indenture;

         (iii)  to execute and deliver each other
    document referred to in any Agreement to Lease
    Operative Agreement (which term, for the purposes of this Trust Agreement only, shall include the Parts and Services Agreement) or any Operative
    Agreement with respect to an Aircraft to which the Owner Trustee may be a party or which the Owner Trustee is required to deliver pursuant to any such Operative Agreement;

         (iv)  subject to the terms of this Agreement,
    to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Agreement to Lease
    Operative Agreements and the Operative Agreements with respect to each Aircraft; and

         (v)  to execute and deliver all such other
    instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         (b)  The Trustor hereby ratifies each of the
    actions taken by the Owner Trustee pursuant to the Original Trust Agreement prior to the date hereof.

         SECTION 1.02.  Declaration of Trust.  FSBU
hereby declares and agrees that it will, and in its capacity as the Owner Trustee does, hold the Lessor's
Estate with respect to each Aircraft upon the trusts herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the related Indenture.

         SECTION 1.03.  Events Prior to the Lease.
The parties acknowledge that Lufthansa shall retain possession, on behalf of the Owner Trustee, of each Aircraft prior to the delivery of such Aircraft to DA pursuant to the Modification Agreement and that Lufthansa may, in connection with such possession, exercise its rights under the Sales Agreement in respect of such Aircraft.

                      ARTICLE 2

                    DISTRIBUTIONS

         SECTION 2.01.  Rent, Etc.  The Trustor and
the Owner Trustee acknowledge that (i) upon the Closing Date with respect to each Aircraft, the Collateral specified pursuant to the related
Collateral Agreement will be pledged as security for the related Certificates and (ii) upon the Exchange
Date with respect to any Aircraft, such Aircraft and the related Lease will be security for the Certificates issued pursuant to the related Indenture, and such Lease will provide that all moneys payable by the Lessee to the Owner Trustee under such Lease
(other than related Excepted Payments) are to be paid to the related Indenture Trustee while the Lien of the related Indenture is in effect. Except as otherwise provided in Section 2.04 hereof, the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments) pursuant to a Lease, any proceeds from the sale of the related Aircraft and any proceeds of any Collateral (as defined in the related
Collateral Agreement), received by it as follows:

         (a)  prior to the release of the Lien of the
    related Indenture, each such payment shall be payable directly to the related Indenture Trustee
    (and if any of the same are received by the Owner
    Trustee shall, upon receipt, be paid over to such Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the relevant provisions of such Indenture; provided, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements under this Agreement, or (ii) the Trustor pursuant to Section 6.01 hereof shall not be paid over to any Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (b)  any amount remaining after application
    in full in accordance with paragraph (a) of this
    Section 2.01 and which represents payments for which provision as to the application thereof is made in any other related Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative
    Agreement; and

         (c)  after application in accordance with
    paragraphs (a) and (b) of this Section 2.01, or to the extent received from the related Indenture
    Trustee under the terms of the related Indenture or Collateral Agreement, the balance, if any, remaining shall be paid to the Trustor.

         SECTION 2.02.  Excepted Payments.  All
Excepted Payments with respect to an Aircraft at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such Excepted Payment shall not be deemed under any circumstances to be part of the Lessor's Estate with respect to such Aircraft.

         SECTION 2.03.  Other Receipts.  Except as
otherwise provided in Section 2.04 hereof, any payment received by the Owner Trustee with respect to or in connection with any Aircraft, or as contemplated by any Operative Agreement relating thereto, other than those referred to in Sections 2.01 and 2.02 hereof and any Excepted Payment with respect to an Aircraft not referred to in Section 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture with respect to the relevant Aircraft directly to the related Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the related Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the relevant provisions of such Indenture; and following such application or release of such Lien, any such payment for which provision as to the application thereof is made in any other related Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in such Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         SECTION 2.04.  Distributions after Default.
Subject to the provisions of Section 2.02 hereof,
(i) all payments received and amounts realized by the Owner Trustee with respect to or in connection with any Aircraft, or with respect to or as contemplated by any Operative Agreement relating thereto, after an Indenture Event of Default shall have occurred and shall be continuing under the related Indenture and after the related Certificates shall have become or been declared due and payable pursuant to the relevant provisions of such Indenture, or the related Lease shall have been declared in default (including, without limitation, any amounts realized by the Owner
Trustee or the Trustor from the exercise of any remedies pursuant to Section 17.01 of such Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee, as part of this Trust Agreement or otherwise, with respect to or in connection with any Aircraft, or with respect to or as contemplated by any Operative Agreement relating thereto, shall be distributed to the related Indenture Trustee.

         SECTION 2.05.  Distributions after Release of
Lien of Indenture. Except as otherwise provided in Sections 2.02, 2.03 and 2.04 hereof:

         (a)  all payments received and amounts
    realized by the Owner Trustee under the Lease with respect to an Aircraft or otherwise with respect to such Aircraft or any part thereof
    (including, without limitation, all payments received pursuant to Section 17.01 of such Lease and amounts realized upon the sale or lease of such Aircraft or any part thereof after the termination of such Lease with respect thereto), to the extent received or realized at any time after the Lien of the related Indenture shall have been released pursuant to the terms of such Indenture, and

         (b)  moneys not included in paragraph (a) of
    this Section 2.05 remaining as part of the Lessor's Estate with respect to an Aircraft after payment in full of amounts described in paragraph
    (a),

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under such Lease not theretofore reimbursed under this Agreement, such Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         SECTION 2.06.  Manner of Making
Distributions. The Owner Trustee shall make distributions or cause distributions to be made to
(i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the related Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the relevant Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to such Indenture Trustee in the manner specified in the related Indenture; provided, that the Owner
Trustee shall invest overnight funds payable to the Trustor, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and, for any Aircraft, the Lien created by, the related Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay any and all amounts payable by the Owner Trustee hereunder to the Trustor either (i) by crediting, or causing the relevant Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by the Trustor with the Owner Trustee in its individual capacity or with such Indenture Trustee, as the case may be, in immediately available funds, or (ii) by wire transfer of immediately available funds to such account as the Trustor may specify with sufficient information to identify the source and application of such funds.

                      ARTICLE 3

                  THE OWNER TRUSTEE

         SECTION 3.01.  Acceptance of Trust and
Duties. FSBU confirms its acceptance of the trust created by the Original Trust Agreement as amended and restated hereby. FSBU, in its capacity as the Owner
Trustee, agrees to perform the same, including without limitation, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements with respect to any Aircraft in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease with respect to any Aircraft, Sections
7.01(b), 7.02(a) and (b) and 7.04 of the Participation
Agreement with respect to any Aircraft or its representations, warranties and covenants given in its individual capacity in the relevant provisions of the Indenture with respect to any Aircraft, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens with respect to any Aircraft attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with the transactions contemplated by the Lease, Indenture and Operative Agreements with respect to any Aircraft, including this Agreement.

         SECTION 3.02.  Limitation on Authority of
Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with any Aircraft, any Airframe, any Engine, any Part thereof or any other property at any time constituting a part of the Lessor's Estate with respect to any Aircraft, or otherwise to take or refrain from taking any action under or in connection with the Sales
Agreement, any Agreement to Lease Operative Agreement or the Operative Agreements with respect to any Aircraft, except (i) to execute and deliver the Sales
Agreement, any Agreement to Lease Operative Agreement or the Operative Agreements, as the case may be, with respect to such Aircraft, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the Sales Agreement, the Agreement to Lease Operative Agreements or the Operative
Agreements, as the case may be, with respect to such Aircraft, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligation of the Owner Trustee to perform and observe all the terms of the Sales Agreement, the Agreement to Lease Operative Agreements or the Operative
Agreements, as the case may be, with respect to such Aircraft or the obligations of the Owner Trustee under
Section 2 of this Agreement.

         SECTION 3.03.  Notice of Default.  In the
event that a Responsible Officer in the Corporate
Trust Administration of the Owner Trustee shall have actual knowledge of a Pre-Funding Event of Loss with respect to an Aircraft, a Default or an Event of Default under the Lease with respect to an Aircraft, or an Indenture Default or an Indenture Event of Default under the Indenture with respect to an Aircraft, the Owner Trustee shall give or cause to be given to the Trustor and the related Indenture Trustee prompt notice (in any event, within one Business Day of the discovery thereof) of such Pre-Funding Event of Loss, Default, Event of Default, Indenture Default or
Indenture Event of Default by telegram, telex, or facsimile followed by prompt written notice thereof by first-class certified mail, postage prepaid, return receipt requested. Subject to the terms of Section
3.06(e) hereof and the rights of the Indenture
Trustee, and the obligations of the Owner
Trustee under the related Indenture, the Owner Trustee shall take such action with respect to such Pre-Funding
Event of Loss, Default, Event of Default, Indenture
Default or Indenture Event of Default as shall be specified in written instructions from the Trustor, and if the Owner Trustee shall not have received instructions from the Trustee within 20 days after giving notice of such Pre-Funding Event of Loss, Default, Event of Default, Indenture Default or
Indenture Event of Default to the Trustor, the Owner
Trustee may take such action, or refrain from taking such action, with respect to such Default, Event of Default, Indenture Default or Indenture Event of
Default as it shall deem advisable in the best interests of the Trustor; provided, that the Owner
Trustee shall be under no duty to take or refrain from taking any such action. For all purposes of this Agreement and, for any Aircraft, the related Lease, in the absence of actual knowledge of a Responsible
Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Pre-Funding Event of Loss, Default, Event of Default, Indenture Default or Indenture Event of Default with respect to such Aircraft unless notified in writing by the Lessee, the Trustor or the related Indenture Trustee.

         SECTION 3.04.  Action Upon Instructions.
Subject in all respects to the terms of the Sales
Agreement, the Agreement to Lease Operative Agreements or the Operative Agreements, as the case may be, with respect to any Aircraft and the rights of the related
Indenture Trustee, the related Holders and the Lessee thereunder, and subject further to the terms of
Article 2 and Sections 3.03, 3.05 and 3.06 hereof, upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take such of the following actions as may be specified in such instructions;

         (a)  give such notice or direction or
    exercise such right, remedy or power under the Sales Agreement, the Agreement to Lease Operative
    Agreements or the Operative Agreements, as the case may be, with respect to any Aircraft or take such other action, as shall be specified in such instructions;

         (b)  take such action to preserve or protect
    the Lessor's Estate with respect to any Aircraft
    (including the discharge of Liens and
    encumbrances) as may be specified in such instructions;

         (c)  approve as satisfactory to it all
    matters required by the terms of the Sales
    Agreement, the Agreement to Lease Operative
    Agreements or the Operative Agreements, as the case may be, with respect to any Aircraft to be satisfactory to the Owner Trustee (it being understood that without written instructions of the Trustor, the Owner Trustee shall not approve of any matter as satisfactory to it), except such approvals as may be required with respect to the Trustor's transfer of its Beneficial Interest pursuant to Article 5 hereof;

         (d)  after the termination or expiration of
    the Term of the Lease with respect to an Aircraft, convey in accordance with such instructions, such Aircraft and all of the Owner
    Trustee's right, title and interest in and to such Aircraft or any part thereof for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of such Aircraft or any part thereof as shall be specified in such instructions;

         (e)  execute and file any financing statement
    (and any continuation statement with respect to any such financing statement) or any other similar document relating to the Lessor's Estate with respect to an Aircraft or the security interests and assignments created by the Operative Agreements with respect to such Aircraft, as may be specified in such instructions (which instructions shall be accompanied by an execution form of such financing statement or such continuation statement, as the case may be); and

         (f)  any other action as specified by the
    Trustor.

         SECTION 3.05.  Certain Duties and
    Responsibilities of Owner Trustee.  (a)(i) the
    Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein and in any other Agreement to Lease
    Operative Agreements or Operative Agreements to which it is a party, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustor hereunder, and no implied duties, covenants or obligations owed to the Trustor shall be read into this Agreement, any such instructions or the Sales Agreement, the Agreement to Lease Operative
    Agreements or the Operative Agreements, as the case may be, with respect to an Aircraft, against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with any Aircraft or any part of the Lessor's Estate with respect to such Aircraft except as required by the terms of the Sales Agreement, the Agreement to Lease Operative Agreements or the related Operative Agreements, as the case may be, any such instructions and as otherwise provided herein; and

         (ii)  in the absence of bad faith on its
    part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the Sales Agreement, the Agreement to Lease Operative Agreements or the
    Operative Agreements, as the case may be, with respect to an Aircraft, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust
    Agreement or the Sales Agreement, the Agreement to Lease Operative Agreements or the Operative
    Agreements, as the case may be, with respect to such Aircraft.

         (b)  No provision hereof shall require the
    Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, the Owner Trustee agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens with respect to any Aircraft attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under any Participation Agreement, the Sales Agreement, any
    Agreement to Lease Operative Agreements or
    Operative Agreements with respect to any Aircraft.

         (c)  Whether or not therein expressly so
    provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner
    Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section
    3.01 hereof, Section 3.01 hereof shall be controlling.

         (d)  The Owner Trustee will furnish to the
    Trustor, promptly upon receipt thereof,
    duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Sales
    Agreement, the Agreement to Lease Operative
    Agreements or the Operative Agreements with respect to any Aircraft (including those furnished to the Indenture Trustee pursuant to the terms of the related Indenture) and not otherwise furnished to the Trustor.

         (e)  Notwithstanding anything herein to the
    contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that, for any Aircraft, the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the related Lease.

         SECTION 3.06.  Certain Rights of Owner
Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)  any request, direction or authorization
    by the Trustor or any other party to any other
    Agreement to Lease Operative Agreement, the Sales
    Agreement or the Operative Agreements with respect to an Aircraft shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner
    Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant
    Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party or the general partner of the Trustor if the Trustor is a partnership; and any resolution of the Board of Directors or committee thereof of such party or a certificate of the general partner of the Trustor, if the Trustor is a partnership, shall be sufficiently evidenced by a copy of such resolution or certificate certified by the Secretary or an Assistant Secretary of such party or such general partner, as the case may be, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c)  whenever in the administration of this
    Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, under the Sales Agreement or under any of the other Agreement to Lease Operative
    Agreements or Operative Agreements with respect to an Aircraft, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner
    Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the
    Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor or the general partner of the Trustor, if the Trustor is a partnership, or the relevant
    Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d)  the Owner Trustee may exercise its
    powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement, the Sales Agreement or under any of the Agreement to Lease Operative Agreements or
    Operative Agreements with respect to an Aircraft at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement, the Sales Agreement, the Agreement to
    Lease Operative Agreements or the Operative
    Agreements, as the case may be, with respect to an Aircraft;

         (f)  The Owner Trustee shall not be bound to
    make any investigation into the fact or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted by the Lessor under the Lease with respect to any Aircraft, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of such Lease and to examine the related Aircraft, the related
    Airframe, any related Engine or any related Part thereof personally or by agent or attorney; and

         (g)  without limiting the generality of
    Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner
    Trustee by the Trustor or as otherwise provided in the Participation Agreement or Indenture with respect to an Aircraft, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Agreement to Lease Operative Agreements or
    Operative Agreements relating to such Aircraft or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51),
    (ii) to see to any insurance on any Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease relating to such Aircraft,
    (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien with respect to such Aircraft attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate relating to such Aircraft,
    (iv) to confirm or verify any financial
    statements or reports of the Lessee, or (v) to inspect such Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease relating to such Aircraft.

         SECTION 3.07.  No Representations or
Warranties as to Certain Matters.  NEITHER THE OWNER
TRUSTEE NOR FSBU MAKES OR SHALL BE DEEMED TO HAVE MADE
ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS
TO (A) THE TITLE (EXCEPT, WITH RESPECT TO THE OWNER
TRUSTEE, AS EXPRESSLY SET FORTH IN SECTION
7.04(a)(vii) OF THE PARTICIPATION AGREEMENT AND
SECTION 7(c) OF THE AGREEMENT TO LEASE), AIRWORTHINESS
(EXCEPT WITH RESPECT TO THE OWNER PARTICIPANT, AS
EXPRESSLY SET FORTH IN SECTION 7.03(a)(xiii) OF THE
PARTICIPATION AGREEMENT), VALUE, CONDITION,
WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS,
CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE OF ANY AIRCRAFT,
(B) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR
NOT DISCOVERABLE, (C) THE ABSENCE OF ANY INFRINGEMENT
OF ANY PATENT, TRADEMARK OR COPYRIGHT, (D) THE ABSENCE
OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR
(E) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER,
EXPRESS OR IMPLIED, WITH RESPECT TO ANY AIRCRAFT OR
ANY PART THEREOF, except that FSBU represents and warrants that on the date of transfer thereof to the Owner Trustee, the Owner Trustee received whatever rights, title and interests in, to and under each Aircraft were conveyed to it by Lufthansa and FSBU represents, warrants and covenants that at all times on and after such date each Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of
Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement, the Sales Agreement or any other Agreement to Lease Operative Agreement or Operative Agreement with respect to an Aircraft to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or FSBU and except that FSBU hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the Sales Agreement, the Agreement to Lease Operative Agreements and Operative
Agreements with respect to each Aircraft to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the related Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by FSBU and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of FSBU enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         SECTION 3.08.  Status of Moneys Received.
All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement, the Sales
Agreement or any Agreement to Lease Operative
Agreement or Operative Agreement with respect to each Aircraft shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United
States.

         SECTION 3.09.  Self-Dealing.  The Owner
Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         SECTION 3.10.  Definition of a Responsible
Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-
Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Administration of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers.

         SECTION 3.11.  Resignation or Removal of
Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement with respect to any Aircraft and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture
Trustee with respect to each Aircraft, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor.
Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor
Owner Trustee by an instrument signed by the Trustor.
If the Trustor shall not have so appointed a successor
Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee with respect to any Aircraft or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         Each successor Owner Trustee appointed as herein provided shall be a trust company or banking corporation which is a Citizen of the United States, having its principal place of business in the United
States and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

         SECTION 3.12.  Estate and Rights of Successor
Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee with respect to each Aircraft, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner
Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner
Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate with respect to any Aircraft and the trusts hereunder.

         Upon the appointment of any successor Owner
Trustee hereunder at any time on or after the Commencement Date with respect to an Aircraft, the predecessor Owner Trustee will use its best efforts to cause registration of each such Aircraft to be transferred upon the records of the Aeronautics
Authority into the name of the successor Owner
Trustee.

         SECTION 3.13.  Merger or Consolidation of
Owner Trustee.  Any corporation into which the Owner
Trustee in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the business of the Owner
Trustee in its individual capacity may be transferred, shall, subject to the last sentence of Section 3.11 hereof, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee with respect to any Aircraft.

         SECTION 3.14.  Co-Trustees.  At any time, if
the Owner Trustee and the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate with respect to any Aircraft may at the time be locate, the Trustor and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more persons approved by the Trustor and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate with respect to such Aircraft, and to vest in such Person or Persons, in such capacity with respect to such Aircraft, such title to such Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor and the Owner Trustee may consider necessary or prudent or desirable. If the Trustor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14, except with respect to an appointment made pursuant to the immediately preceding sentence if the Owner
Trustee shall have failed to exercise due care in making such appointment. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement with respect to any Aircraft or otherwise affect any of the terms of the Indenture with respect to such Aircraft or adversely affect the interests of the related Indenture Trustee or Holders in the related
Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner
Trustee and its successors shall act, subject to the following provisions and conditions:

         (a) all powers, duties, obligations and
    rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder, under the Sales
    Agreement, the Agreement to Lease Operative
    Agreements or under the Participation Agreement or any other Operative Agreements with respect to an Aircraft shall be exercised solely by the Owner Trustee;

         (b) all other rights, powers, duties and obligations conferred or imposed upon the Owner
    Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate with respect to each Aircraft) the Owner Trustee shall be incompetent and unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trusts;

         (c) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (d) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (e) the Trustor, at any time, by an
    instrument in writing may remove any such additional trustee.

         SECTION 3.15.  Interpretation of Agreements.
In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement, the Sales Agreement, any Agreement to Lease Operative
Agreement or any Operative Agreement with respect to an Aircraft, or any other agreement relating to the transaction contemplated by the Agreement to Lease
Operative Agreements or the Operative Agreements with respect to such Aircraft, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement, the Sales
Agreement, any Agreement to Lease Operative Agreement or any other Operative Agreement with respect to such Aircraft, permits any determination by the Owner
Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner
Trustee shall request instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person pursuant hereto; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 days after such request, the Owner Trustee shall not be liable hereunder to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of Section 3.01 hereof.

         SECTION 3.16.  Not Acting in Individual
Capacity. In carrying out the trusts hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein, in the Sales Agreement, in any Operative Agreement with respect to an Aircraft or any Agreement to Lease Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the related
Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of
Section 3.01 hereof.

         SECTION 3.17.  Tax Returns.  The Owner
Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement, the Sales Agreement, any Agreement to Lease Operative
Agreement or any Operative Agreement with respect to an Aircraft. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The
Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required from the Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required from the Owner Trustee in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request and expense of the Trustor all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. The
Trustor, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from the Trustor that is in its possession in connection with the preparation of such income tax returns.

                      ARTICLE 4

                 TERMINATION OF TRUST

         SECTION 4.01.  Termination.  This Agreement
and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) If the Trustor shall by notice in
    writing to the Owner Trustee revoke and terminate the trust on and as of a dated stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, then on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided, that this trust shall not be subject to revocation or termination, in whole or in part, by the Trustor, nor shall any portion of the Lessor's Estate with respect to any Aircraft be withdrawn from the trust hereunder until the later of (i) the time all Certificates with respect to an Aircraft, and all other amounts due under the Indentures relating thereto, shall have been paid in full, and the Lien of each Indenture with respect to an Aircraft shall have been released by the related
    Indenture Trustee and (ii) the termination of the Lease; and provided, further, that such notice shall be accompanied by the written agreement of Trustor to assume all of the obligations of the Owner Trustee under the Sales Agreement, the
    Agreement to Lease Operative Agreements and the
    Operative Agreements with respect to each Aircraft and all other obligations of the Owner
    Trustee incurred by it hereunder or pursuant hereto in its role as the Owner Trustee;

         (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's
    Estate with respect to any Aircraft and, if the Indenture with respect to such Aircraft shall then be in effect, the sale or other disposition by the Indenture Trustee under such Indenture of all of its interest in all property constituting or included in the related Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture with respect to such Aircraft shall then be in effect, the Indenture Trustee under such Indenture, of all moneys or other property or proceeds constituting part of the related Lessor's Estate in accordance with the terms hereof; or

         (c) 110 years from the earlier execution of this Agreement by either party hereto; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         In the event of a termination pursuant to this Section 4.01, if the Indenture with respect to any Aircraft is still in effect, the Trustor will promptly and duly execute and deliver to each related
Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as such Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or indented to be created in favor of such Indenture Trustee under such Indenture and to create for the benefit of the Holders a valid lien with respect to, and a first and prior perfected security interest in, the related Trust
Indenture Estate.

         SECTION 4.02.  Distribution of Lessor's
Estate upon Termination. Upon any termination of this trust pursuant to the provisions of Section 4.01, the Owner Trustee shall convey the Lessor's Estate with respect to each Aircraft to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination;
provided, that (i) if at the time of any termination the Lease with respect to an Aircraft remains in force and effect, then the Lessor's Estate with respect to such Aircraft shall be sold subject to such Lease, and
(ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to Lessor's Estate with respect to such Aircraft to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05.

                      ARTICLE 5

           TRANSFER OF BENEFICIAL INTERESTS

         The Trustor may assign, convey or otherwise transfer to all or any portion of the Beneficial
Interest relating to any Aircraft provided that the Beneficial Interest with respect to any Aircraft may not be owned by more than three Persons at any time, provided further that it gives the Lessee and the Indenture Trustee with respect to each Aircraft at least 10 days' prior written notice of such assignment, conveyance other transfer, and provided further that the Trustor and the transferee enter into an Assignment and Assumption Agreement substantially in the form of Exhibit B hereto and provided that the Trustor shall remain secondarily liable for all such obligations assumed by its successor as Trustor;
provided, that the Trustor need not so agree to remain and shall not be so secondarily liable if such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $50,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee satisfactory to the Lessee, the Owner
Trustee and the Indenture Trustee with respect to each Aircraft or (B) with respect to each Aircraft, an unconditional guaranty of such subsidiary's obligations in the form of Exhibit I to the related Participation
Agreement, or (iii) an Affiliate of the original Trustor, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $40,000,000.
A transferee hereunder shall be a Citizen of the United States or shall have established a voting trust, voting powers or other arrangement reasonable satisfactory to the Indenture Trustee with respect to the Aircraft being transferred to permit the Owner
Trustee to be the registered owner of such Aircraft under the Federal Aviation Act. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Trustor to a transferee as above provided, the transferee shall be deemed a "Trustor" for all purposes hereof, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate with respect to the Aircraft being transferred as theretofore held by its transferor; and each reference herein to the "Trustor" shall thereafter be deemed a reference to such transferee (to the extent of the Beneficial
Interest transferred). Notwithstanding anything to the contrary contained in this Article 5, in no event shall the Trustor transfer its interest in the Beneficial Interest with respect to an Aircraft to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer or which competes with the Lessee. Notwithstanding anything to the contrary in this Article 5, prior to the commencement of the Lease with respect to any Aircraft, the Trustor's right to assign its Beneficial
Interest, to the extent relating to such Aircraft, shall be subject to the provisions of Section 10(a) of the Agreement to Lease.

                      ARTICLE 6

                    MISCELLANEOUS

         SECTION 6.01.  Indemnification.  The Trustor
and its assigns agree to reimburse and save the Owner
Trustee, in its individual capacity, harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including taxes (excluding taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee hereunder) and reasonable counsel fees, which are not required to be indemnified by the Lessee pursuant to Section 9.01 of the Participation Agreement with respect to any Aircraft and which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements with respect to any Aircraft, but solely by reason thereof and arising out of or relating solely to this Agreement or the Agreement to Lease Operative Agreements, under the Sales Agreement, under any Agreement to Lease Operative Agreement or the Operative Agreements with respect to any Aircraft or any Aircraft or the Rents and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, the Owner Trustee, in its individual capacity, shall have Lien on the Lessor's Estate with respect to each Aircraft and the proceeds therefor, including income, prior to any interest therein of the Trustor and its assigns (but subject to the rights of the Lessee under the Operative Agreements with respect to each Aircraft and subject and subordinate to the Lien of each Indenture with respect to an Aircraft), except only in respect of any such loss, damage, liability, claims, demands, disbursements and expenses, including taxes and counsel fees, arising from or as a result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of the Owner Trustee or any breach by the Owner Trustee of its warranties and covenants given in its individual capacity in this Agreement, the Agreement to Lease with respect to any Aircraft,
Article 5 of the Lease with respect to any Aircraft, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the
Participation Agreement with respect to any Aircraft and its representations and warranties in relevant provisions of the Indenture with respect to any Aircraft or elsewhere in the Operative Agreements with respect to any Aircraft, the Agreement to Lease
Operative Agreements or the Sales Agreement, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens with respect to any Aircraft attributable to it in its individual capacity, (E) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with the transactions contemplated by the Lease, Collateral Agreement and Indenture with respect to any Aircraft and this Agreement, the Agreement to Lease Operative Agreements or the Sales Agreement,
(F) Taxes excluded from indemnification pursuant to
Section 8.01 of the relevant Participation Agreement
(disregarding for the purposes of this Section 6.01 subsections (ii) and (v) of Section 8.01(b) of any such Participation Agreement) or (G) Expenses with respect to any Aircraft excluded from indemnification pursuant to Section 9.01(b) of the related
Participation Agreement (disregarding for the purposes of this Section 6.01 subsections (ii), (iv) and
(viii) of Section 9.01(b) of such Participation
Agreement); provided, that, before asserting any right to payment or indemnification hereunder, the Owner
Trustee shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to each relevant Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate with respect to any Aircraft as provided in Section 4.02 of this Agreement shall not impair the right of the Owner
Trustee to indemnity, payment and reimbursement as herein provided. In the event the Owner Trustee makes any advances at any time to pay or to provide for the payment of any such loss, damage, liability, claim, demand or expense, then the Owner Trustee, in its individual capacity, shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Corporate Base Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee.
The Owner Trustee (in its individual capacity or as Owner
Trustee) agrees that it shall have no right against (except as provided in this Section 6.01) the Trustor or (subject to the provisions of each Indenture with respect to an Aircraft) the Trust Indenture Estate with respect to any Aircraft for any fee as compensation for its services hereunder.

         SECTION 6.02.  Supplements and Amendments.
(a) Subject to Section 6.02(b) hereof, at any time and from time to time, only upon the written request of the Trustor (i) FSBU and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (ii) the Owner Trustee shall, subject to the relevant provisions of the Indenture with respect to any Aircraft, enter into or consent to such written amendment or modification of or supplement to any of the Sales Agreement, the Agreement to Lease Operative
Agreements or Operative Agreements with respect to such Aircraft as the related Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Sales Agreement, the Agreement to Lease Operative
Agreements or Operative Agreements with respect to any Aircraft as may be agreed to in writing by the related
Indenture Trustee and as may be specified in such request; provided, that (A) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (B) if in the reasonable opinion of the Owner
Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement, the Sales
Agreement or any other Agreement to Lease Operative
Agreement or Operative Agreement with respect to an Aircraft, the Owner Trustee may in its discretion decline to execute such document and (C) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or Holders referred to in the Indenture with respect to any Aircraft shall be subject to the prior written consent of each such Indenture Trustee.

         (b)  No consent of the Trustor pursuant to
this Section 6.02 shall be required to enable the Owner Trustee to execute and deliver any Lease, Lease
Supplement, Trust Agreement Supplement or Indenture and Security Agreement Supplement pursuant to the terms of the Lease and Section 1.01 hereof. For each Aircraft, the "Trust Agreement Supplement" means the supplement to this Trust Agreement, substantially in the form of Exhibit D to this Trust Agreement and dated the Commencement Date for such Aircraft, which shall particularly describe such Aircraft.

         (c)  It shall not be necessary that any
request pursuant to this Section 6.02 specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by FSBU or the Owner Trustee of any document pursuant to this Section 6.02, the Owner Trustee shall mail a conformed copy thereof to the Trustor and the Indenture Trustee under each Indenture with respect to an Aircraft, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such documents.

         SECTION 6.03.  Nature of Title of Trustor.
The Trustor shall not have any legal title to any part of the Lessor's Estate with respect to any Aircraft.
No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate with respect to any Aircraft or the trusts hereunder shall operate to terminate this Agreement or any such Lessor's Estate.

         SECTION 6.04.  Power of Owner Trustee to
Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Sales Agreement, the Agreement to
Lease Operative Agreements or Operative Agreements with respect to any Aircraft or any part thereof pursuant to and in compliance with the terms of the Sales Agreement, this Agreement or the Agreement to Lease Operative Agreements or such Operative
Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustor in and to the Sales Agreement, the Agreement to Lease
Operative Agreements or such Operative Agreements or any Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         SECTION 6.05.  Notices.  All notices,
demands, declarations and other communications required bay this Agreement shall be in writing and shall be deemed received (a) if given by telecopier when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mails and
(c) if given by Federal Express service or other means, when received or personally delivered, addressed:

    If to the Owner        First Security Bank of Utah,
      Trustee:             National Association
                           79 South Main Street
                           Salt City Utah, Utah  84111

                           Attention:  Corporate Trust
                                       Administration
                           Facsimile:  (801) 246-5053


    If to the Trustor:     LLG Aircraft Leasing, L.P.
                           1209 Orange Street
                           Wilmington, DE  19801
                           Salt City Utah, Utah  84111

                           Attention:  President
                           Facsimile:

    If to any Indenture
    Trustee:               As specified in the
                           relevant Participation
                           Agreement.

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         SECTION 6.06.  Situs of Trust; Applicable
Law; Severability.  THIS AGREEMENT SHALL IN ALL
RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF UTAH,
INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND
PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         SECTION 6.07.  Successors and Assigns.  This
agreement shall be binding upon and shall inure to the parties hereto and their respective successors and permitted assigns, including any successive holders of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement and, if applicable, Section 10(a) of the Agreement to Lease.

         SECTION 6.08.  Headings and Table of
Contents. The headings of the Article and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provision hereof.

         SECTION 6.09.  Definitions.  Capitalized
terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in the Agreement to Lease, except that any capitalized term used herein in relation to an Aircraft shall have the meaning set forth in Schedule II to the Participation Agreement with respect to such Aircraft. Each such Schedule is incorporated herein.

         SECTION 6.10.  Counterparts.  This
instruments may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         SECTION 6.11.  Trust Agreement for Benefit
of Owner Trustee, Trustor and each Indenture Trustee
Only. Except as expressly provided herein, nothing in this Trust Agreement, whether express or implied, shall be construed to give to any person other than the Owner Trustee, the Indenture Trustee under the related Indenture, and the Trustor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement.


                      ARTICLE 7

                 CERTAIN LIMITATIONS

         SECTION 7.01  Limitations on Control.  The
Trustor agrees to certain limitations on control in order to ensure the eligibility of the Aircraft for United States registration under the Federal Aviation
Act. Notwithstanding any other provision of this Agreement, but subject to the other provisions of this
Article 7, from and after the date of this Agreement and until termination of this Agreement pursuant to
Article 4 or termination of this Article pursuant to
Section 7.07 hereof, (a) the Trustor shall not have any right (i) to remove the Owner Trustee, (ii) to instruct the Owner Trustee with respect to the ownership or operation of any of the Aircraft, (iii) to give consents with respect to any lawful action of the Owner Trustee not prohibited by this Agreement relating to the ownership or operation of any of the Aircraft, and (iv) to consent to the amendment or supplement of this Agreement (collectively, the "Control Rights") and (b) the Owner Trustee shall have absolute and complete discretion in all matters as to which the Trustor would have had any Control Rights, but for the provisions of this Article 7; provided, however, the Owner Trustee agrees that it shall not, without the prior written consent of the Trustor, consent to (x) any amendment, supplement or termination of this Agreement or any Operative
Agreement to which the Owner Trustee is a party or (y) the sale, lease, sublease, mortgage or other disposition of all or a portion of the Trust Estate other than as provided in this Agreement. The discretion given to the Owner Trustee in clause (b) of the immediately preceding sentence (x) is in addition to the discretion given to the Owner Trustee under the other Articles of this Agreement and (y) is expressly limited to the Control Rights that, but for the provisions of this Article 7, would be held or exercisable by the Trustor, and does not extend to any other rights, powers or privileges in respect of the Beneficial Interest of the Trustor.

         SECTION 7.02.  Discretion and Actions of
Owner Trustee. (a) The Owner Trustee, in exercising its discretion under this Article 7, shall exercise its best judgment and shall not be liable for any action taken or failed to be taken hereunder, except for its gross negligence or wilful misconduct, and shall exercise the Control Rights in connection with all matters involving the ownership and operation of the Aircraft by the Owner Trustee. The Owner Trustee shall not be required, and shall have no duty or obligation, to exercise Control Rights in respect of any other matters.

         (b)  The Owner Trustee, in exercising any
Control Rights, may act directly or through any agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountants or other skilled persons.

         (c)  Notwithstanding any other provision
hereof, the Owner Trustee, in exercising any Control
Rights pursuant to this Article 7 in connection with all matters involving the ownership or operation of any of the Aircraft by the Owner Trustee, shall be free of any kind of control by the Trustor and shall exercise the Control Rights as it in its discretion shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interests of any foreign power which, or whose citizens may, have a direct or indirect interest in the Lessor's Estate with respect to any Aircraft and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation which the Owner Trustee might otherwise have to the Trustor. In exercising any Control Rights pursuant to this Article 7 in connection with any matters which may arise not relating to the ownership and operation of any of the Aircraft, the Owner Trustee shall be permitted, but shall be under no duty, to seek the advice of the Trustor before exercising such Control
Rights, subject, however, to the proviso in the first sentence of Section 7.01. The Owner Trustee, promptly after each exercise of any Control Rights hereunder, shall notify the Trustor of the exercise thereof.

         SECTION 7.03.  Removal.  Notwithstanding
any provision of this Agreement relating to any right or power of the Trustor to remove the Owner Trustee, the Owner Trustee may be removed only for its gross negligence or willful misconduct.

         SECTION 7.04.  Payments.  Notwithstanding
any other provision of this Article 7, the Trustor and not the Owner Trustee shall be entitled to receive from the Owner Trustee or otherwise all payments or insurance proceeds, and other payments of whatsoever kind and nature payable to the Trustor pursuant to this Agreement or any other Operative Agreement with respect to an Aircraft in the same manner as if the Control Rights had not been transferred to the Owner
Trustee and held in trust hereunder.

         SECTION 7.05.  The Owner Trustee Acts as
Trustee. Notwithstanding any other provision of this Agreement, in exercising any Control Rights pursuant to this Article 7, the Owner Trustee acts solely as trustee and not in its individual capacity, and except as may be otherwise expressly provided in Section 7.02 hereof, all persons having any claim against First
Security or the Owner Trustee by reason of the transactions contemplated by this Article 7 shall not have any recourse to First Security.

         SECTION 7.06.  Waiver of Claim Against the
Owner Trustee. To the extent permitted by law, the Trustor agrees to waive and does hereby waive any and all claims of every kind and nature which hereafter the Trustor may have against First Security, its successors and assigns, and does release the Owner
Trustee, its successors and assigns, from any liability whatsoever arising out of or in connection with the exercise of its powers or the performance of its duties under this Article 7, except liability for the gross negligence or wilful misconduct of the Owner
Trustee.

         SECTION 7.07.  Amendments, Termination of
Article 7. Notwithstanding Section 6.02, so long as the Aircraft shall be registered under the laws of the United States and until termination of this Agreement and the trust created hereby, this Article 7 shall not be amended, supplemented or modified unless the FAA shall have concluded that such amendment, supplement or modification would not cause any Aircraft to be ineligible for registration in the United States, provided, however, that this Article 7 shall terminate without any notice or action of the Owner Trustee on the earlier of (i) the date the Trustor shall have become a "citizen of the United States" as defined in
Section 101(16) of the Federal Aviation Act, (ii) the date the Owner Trustee being a "citizen of the United
States" as defined in Section 101(16) of the Federal
Aviation Act is no longer required to maintain registration of any of the Aircraft with the FAA or
(iii) such earlier date as the Trustor may, with the prior written consent of the Indenture Trustee and the Lessee, deliver to the Owner Trustee a written notice of its election to terminate this Article 7. The
Trustor shall send written notification to the FAA, with copies thereof to the Lessee, the Owner Trustee and each Indenture Trustee with respect to an Aircraft, of any termination of this Article 7.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


         IN WITNESS WHEREOF, FSBU and the Trustor have caused this Agreement to be duly executed as of March __, 1994.


                           LLG AIRCRAFT LEASING, L.P.

                           By LLG OF DELAWARE, INC.,
                           Its General Partner

                           By ______________________
                              Title:

                           FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION

                           By ______________________
                              Title:







                                              Exhibit A

                        AIRCRAFT DESCRIPTION


          The Owner Trustee shall lease to Federal Express the following Aircraft:

                                       METRIC TONS OF
               AIR                    GROSS WEIGHT AT     SCHEDULED
    AIRCRAFT  CRAFT        LH           SCHEDULED        COMMENCEMENT  ENGINE
      TYPE     MSN    REGISTRATION   COMMENCEMENT DATE       DATE       TYPE
    --------  -----   ------------   -----------------   ------------  --------

 1.  310-203   254       D-AICH             132             7.15.94    CF6-80A3

 2.  310-203   397       D-AICR             142             8.26.94    CF6-80A3

 3.  310-203   273       D-AICL             142             9.13.94    CF6-80A3

 4.  310-203   400       D-AICS             142            10.19.94    CF6-80A3

 5.  310-203   360       D-AICP             142            11.11.94    CF6-80A3

 6.  310-203   359       D-AICN             142             1.04.95    CF6-80A3

 7.  310-203   191       D-AICA             132             1.27.95    CF6-80A3

 8.  310-203   201       D-AICB             132             3.10.95    CF6-80A3

 9.  310-203   230       D-AICC             132             4.07.95    CF6-80A3

10.  310-203   233       D-AICD             132             5.10.95    CF6-80A3

11.  310-203   356       D-AICM             142             6.08.95    CF6-80A3

12.  310-203   237       D-AICF             132             7.07.95    CF6-80A3

13.  310-203   257       D-AICK             132             8.04.95    CF6-80A3





                                              Exhibit B


         ASSIGNMENT AND ASSUMPTION AGREEMENT




ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as
of ________ __, 199  between                ,
a            organized under the laws of
(the "Assignor"), and ______________, a
              organized  under  the  laws  of
_____________ (the "Assignee").


                 W I T N E S S E T H :


         WHEREAS,  the parties hereto desire to effect
(a) the  transfer by the  Assignor to the  Assignee of
the right, title and  interest of the Assignor (except
as  reserved below)  in,  under and  with respect  to,
among other  things, (i) the Agreement  to lease dated
as  of September  1,  1993,  among Deutsche  Lufthansa
Aktiengesellschaft ("Lufthansa"),  First Security Bank
of  Utah,  National  Association  ("FSBU"),  as  Owner
Trustee and Federal  Express Corporation  ("Federal"),
(ii) the Trust Agreement dated as of September 1, 1993
(the "Trust Agreement") between  FSBU and LLG Aircraft
Leasing, L.P.,  (iii) the Lessor's  Estate (as defined
in the  Trust Agreement)  [and (iv)  the Participation
Agreement,  dated  as  of  ________  __,  199_,  among
Federal,   as   Lessee,   the   Assignor,   as   Owner
Participant,  the  entities   listed  on  Schedule   I
thereto,  as  Loan  Participants(1),   First  Security
Bank of Utah, National  Association, as Owner Trustee,
____________________________, as Indenture Trustee (as
amended, modified  or supplemented from time  to time,
the  "Participation  Agreement"),  including,  without
limitation,  any indemnity  payments  payable  to  the
Assignee  directly or  indirectly thereunder,  (v) the
Tax    Indemnity    Agreement   identified    in   the
Participation    Agreement    (the   "Tax    Indemnity
Agreement"), (vi) the other Operative Agreements to which the Assignor is a party or by which it is bound](2), and (vii) the proceeds therefrom but, in


- --------------
   (1)   Not if debt is publicly offered.

   (2) This language to be included only with respect to an Aircraft that is the subject of a transfer following the lease thereof to the Lessee.



each case, only to the extent relating to the Aircraft
identified   in  Exhibit   A  hereto   (the  "Assigned
Aircraft") (such rights, title and  interest described
in  clauses (i)  through [(vii)] inclusive,  except as
reserved   in  Section   1  hereof,   being  hereafter
collectively   referred   to   as   the   "Transferred
Interest") and (b) the assumption by the Assignee of the obligations of the Assignor accruing under or with respect to the Transferred Interest from and after the Effective Time (as defined in Section 12 hereof); and

         WHEREAS, such documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

         NOW,  THEREFORE,  in  consideration   of  the
premises and  of the  mutual covenants  and agreements
herein contained, the  parties hereto do  hereby agree
as  follows (capitalized  terms  used  herein  without
definition having  the meaning ascribed thereto in the
[Agreement    to    Lease](3)    [the    Participation
Agreement](4)):

         1.    Assignment.   The  Assignor  has  sold,
assigned, conveyed, transferred and set over, and does hereby sell, assign, convey, transfer and set over, unto the Assignee as of the date hereof all of its present and future right, title and interest in, under and with respect to the Transferred Interest together with all other documents and instruments evidencing any of such right, title and interest, except such rights of the Assignor as have accrued to the Assignor prior to the Effective Time (including specifically, but without limitation, the right to receive any amounts due or accrued to the Assignor under the Trust
Agreement in respect of the Assigned Aircraft prior to the Effective Time [and the right to receive any indemnity payment in respect of the Assigned Aircraft pursuant to the Participation Agreement or the Tax
Indemnity Agreement with respect to events occurring prior to the Effective Time)]**.

         2.     Assumption.     The   Assignee  hereby
undertakes all  of the  duties and obligations  of the

- --------------
   (3) This language to be used in the case of a transfer in respect of an Aircraft prior to the lease thereof to the Lessee.

   (4) This language to be used in the case of a transfer in respect of an Aircraft subsequent to the lease thereof to the Lessee.



"Owner  Participant" with  respect to  the Transferred
Interest accruing  on or subsequent  to the  Effective
Time  (for  the  avoidance  of  doubt,  excluding  any
duties,  obligations and  liabilities of  the Assignor
required  to be  performed by  it on  or prior  to the
Effective Time  hereof with respect to the Transferred
Interest), and hereby confirms that it shall be deemed
a party  to each  agreement referred  to in  the first
recital  hereof to which the Assignor is a party or by
which  it  is  bound  and each  such  other  contract,
agreement, document and instrument referred to in such
recital, and shall  be bound by all  the terms thereof
(including  the  agreements  and  obligations  of  the
Assignor set forth therein) as if therein named as the
Owner  Participant to  the extent  of the  Transferred
Interest  (all  such agreements,  contracts, documents
and instruments  being hereinafter referred to  as the
"Assigned Documents") but, in  each such case, only to
the  extent relating  to the  Assigned Aircraft.   The
assignment  and  assumption   effected  hereby   shall
release the Assignor, to the extent of the Transferred
Interest,  from its  obligations  under  the  Assigned
Documents,   except  to   the   extent  of   any  such
obligations arising or accruing prior to the Effective
Time.

         3.    Appointment  as  Attorney-in-Fact.   In
furtherance  of  the within  assignment,  the Assignor
hereby constitutes and appoints  the Assignee, and its
successors and assigns, the true and lawful  attorneys
of the  Assignor, with full power  of substitution, in
the  name  of  the Assignee  or  in  the  name of  the
Assignor but on behalf  of and for the benefit  of and
at the  expense of  the Assignee,  to collect for  the
account of the Assignee all items sold, transferred or
assigned to the Assignee pursuant hereto; to institute
and  prosecute,  in  the   name  of  the  Assignor  or
otherwise,  but at  the expense  of the  Assignee, all
proceedings that the Assignee may deem proper in order
to  collect, assert  or  enforce any  claim, right  or
title of any kind in or to the items sold, transferred
or assigned;  to defend and compromise  at the expense
of  the  Assignee  any   and  all  actions,  suits  or
proceedings as to title  to or interest in any  of the
Transferred  Interest; and  to  do all  such acts  and
things  in  relation thereto  at  the  expense of  the
Assignee  as   the  Assignee  shall   reasonably  deem
advisable.  The Assignor hereby acknowledges that this
appointment  is  coupled  with  an  interest   and  is
irrevocable  by the Assignor in any  manner or for any
reason  or  by  virtue   of  any  dissolution  of  the
Assignor.

         4.  Payments.   The Assignor hereby covenants
and  agrees to pay over  to the Assignee,  if and when
received  following  the  date  hereof,   any  amounts
(including any  sums payable  as  interest in  respect
thereof) paid  to or for  the benefit of  the Assignor
that, under Section 1  hereof, belong to the Assignee,
and the  Assignee hereby  covenants and agrees  to pay
over to  the Assignor, if and  when received following
the  date  hereof,  any  amounts  (including  any sums
payable as interest in respect thereof) paid to or for
the  benefit of  the  Assignee that,  under Section  1
hereof, belong to the Assignor.

         5.  Further Assurances.  The  Assignor shall,
at any time and from time to time, upon the request of
the Assignee,  promptly and duly  execute and  deliver
any and all such further instruments and documents and
take   such  further   action  as  the   Assignee  may
reasonably request to obtain the full benefits of this Assignment and of the right and powers herein granted.

         6.  Investment Purpose.   The Assignee hereby
represents that it is acquiring the trust and other interests hereby assigned to it for its own account for the purpose of investment and not with a view to the distribution or resale of either thereof.

         7.   Representations  and  Warranties.    The
Assignee represents and warrants that:

             (a)   it  is duly  organized and  validly
         existing in good standing under the laws of its jurisdiction of organization, and has the power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Assigned Documents to which it is or will be a party;

             (b)   this  Assignment  and  Assumption
         Agreement  has been  duly  authorized by  all
         necessary  action  on  its  part,   does  not
         require  any approval not already obtained of
         its  [stockholders](5)  or  any  approval  or
         consent  not already obtained  of any trustee
         or  holders  of any  of  its indebtedness  or
         obligations, and  has been duly  executed and
         delivered  by the  Assignee, and  neither the
         execution  and  delivery  thereof,   nor  the

- --------------

   (5) This language to be used only if the Assignee is a corporation.


         consummation of the transactions contemplated
         hereby, nor  compliance by the  Assignee with
         any of the terms  and provisions hereof or of
         any of  the Assigned  Documents  to which  it
         will become  a party or  by which it  will be
         bound,  will  contravene  any  United  States
         Federal or state law,  judgment, governmental
         rule,  regulation or  order applicable  to or
         binding on the Assignee (it  being understood
         that  no representation  or warranty  is made
         with  respect to  laws, rules  or regulations
         relating  to  the  particular  nature  of the
         equipment owned by  the Owner Trustee,  other
         than such laws, rules or regulations relating
         to lease  transactions  generally or  to  the
         citizenship  requirements   of  the  Assignee
         under the Federal Aviation Act, and assuming,
         with   respect   to  ERISA,   the  continuing
         accuracy    of   the    representations   and
         warranties set forth  in Section [6.01(k)] of
         the    Participation   Agreement    and   the
         representations, warranties and covenants set
         forth  in  Section  [2.18](6)  of  the  Trust
         Indenture) or  contravene  or result  in  any
         breach of or constitute any default under, or
         result  in  the creation  of any  Lien (other
         than  Liens  provided  for  in  the  Assigned
         Documents)  upon any property of the Assignee
         or any indenture, mortgage, chattel mortgage,
         deed  of  trust, conditional  sales contract,
         bank  loan  or  credit  agreement,  corporate
         charter,   by-law   or  other   agreement  or
         instrument to which the Assignee is a party or by which it or its properties may be bound or affected;

             (c)   each  of the  Assigned Documents to
         which it  will become a party,  assuming such
         document  is  the  legal,  valid  and binding
         obligation  of each other party thereto, will
         constitute  the  legal,  valid   and  binding
         obligation  of  the Assignee,  enforceable in
         accordance  with  its terms,  except  as such
         enforceability may be  limited by  bankruptcy
         insolvency,  moratorium,   reorganization  or
         other similar laws or equitable principles of
         general  application  to  or   affecting  the
         enforcement of creditors' rights generally;


- --------------
   (6) Appropriate cross-reference to be used to the section of the Indenture relating to the source of funds of the Loan Participants.



             (d)   there  are no  pending or,  to  the
         knowledge of the Assignee, threatened actions or proceedings against the Assignee before any court or administrative agency which, if determined adversely to the Assignee, would materially adversely affect the ability of the Assignee to perform its obligations under any Assigned Document to which it will become a party;

             (e)   upon the  execution and delivery  of
         this Assignment and Assumption Agreement, the Lessor's Estate and the Indenture Estate, if any, will be free and clear of Lessor's Liens attributable to the Assignee;

             (f)   neither the execution and  delivery
         by  the  Assignee  of  this   Assignment  and
         Assumption Agreement, nor the consummation by
         it  of any  of the  transactions contemplated
         hereby, requires the consent or  approval of,
         the  giving  of notice  to,  the registration
         with, the recording or filing of any document
         with, or  the taking  of any other  action in
         respect of, any Federal or other governmental
         authority or agency (it being understood that
         no  representation or  warranty is  made with
         respect   to   laws,  rules   or  regulations
         relating  to  the  particular nature  of  the
         equipment  owned by the  Owner Trustee, other
         than such laws, rules or regulations relating
         to  lease transactions  generally  or to  the
         citizenship  requirements   of  the  Assignee
         under applicable aviation law);

             (g)   the  Assignee is not an  "investment
         company"   or  a  company  controlled  by  an
         "investment company, required to register as such under the Investment Company Act of 1940, as amended;

             (h)   no part of the  funds to be used  by
         it to acquire any right, title or interest in
         any of the  Transferred Interest  constitutes
         assets (within  the meaning of ERISA  and any
         applicable  rules  and  regulations)  of  any
         employee benefit plan  subject to Title I  of
         ERISA  or  of  any employee  benefit  plan or
         individual  retirement   account  subject  to
         Section 4975 of the Code;

             (i)   on the date hereof [it is a "citizen
         of the United  States" within the  meaning of
         Section 101(16) of  the Federal Aviation  Act
         and  the rules  and  regulations of  the  FAA
         thereunder (without  use  of a  voting  trust
         agreement or voting powers  trust agreement)]
         [it  has  entered  into  a voting  powers  or
         voting   trust   agreement  which   has  been
         approved by the FAA (to the extent required by the Federal Aviation Act or the FAA) and which is in form and substance reasonably satisfactory to the Lessee and the Indenture
         Trustee];(7)

             (j)   the   transfer   to   it    of   the
         Transferred   Interest  will   not  adversely
         affect the continued registration of the Aircraft in the name of the Owner Trustee or violate any provision of the Federal Aviation
         Act or any rules or regulations promulgated thereunder, or violate any provisions of the Securities Act of 1933, as amended, or any other applicable Federal or state law;

             (k)   [it  is a  "Transferee"  satisfying
         the conditions set forth in Section 5 of the Trust Agreement] [alternatively, Guarantee in the form of Exhibit F to the Agreement to Lease to be provided]; and

             (l)   after   giving    effect   to   this
         assignment, there will be no more than  three
         Owner  Participants  with   respect  to   the
         Aircraft.

         8.      Representations  and   Warranties  of
Assignor.  Assignor represents and warrants that:

             (a)   it  is  duly organized  and validly
         existing in good standing under the laws of its jurisdiction of organization and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby;

             (b)   this  Agreement  has  been   duly
         authorized, executed and delivered by  it and
         constitutes  the  legal,  valid  and  binding
         obligation  of Assignor,  enforceable against
         it in  accordance with  its terms, except  as
         such   enforceability   may  be   limited  by


- --------------
   (7) One of the two preceding clauses to be deleted as appropriate.


         bankruptcy,      insolvency,      moratorium,
         reorganization  or  other  similar   laws  or
         equitable principles of general application to or affecting the enforcement of creditors' rights generally ;

             (c)   no action or proceeding is pending,
         has been  instituted or, to the  knowledge of
         Assignor, is threatened, before any  court or
         governmental  agency,  nor  has   any  order,
         judgment or  decree been  issued  or, to  the
         knowledge of Assignor, is threatened,  by any
         court  or  governmental  agency  which  would
         materially  adversely  affect the  ability of
         Assignor  to  complete  and   consummate  its
         obligations contemplated hereby;

             (d)   the  Lessor's  Estate  is  free of
         Lessor's Liens attributable to it;

             (e)   it has fully  performed all of  its
         obligations under each Assigned Document to which it is a party or by which it is bound, which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the transactions contemplated hereby;

             (f)  neither the execution, delivery  and
         performance  by  it  of  this  Agreement, nor
         compliance by  it with any of  the provisions
         thereof requires or will require any approval
         of  its stockholders, or  approval or consent
         of   any   trustees   or   holders   of   any
         indebtedness obligations of it or contravenes
         or  will contravene  any law  (assuming, with
         respect  to ERISA, the continuing accuracy of
         the representations and warranties  set forth
         in  Section  6.01(k)  of   the  Participation
         Agreement and the representations, warranties
         and   covenants   set   forth    in   Section
         [2.18](8)  of  the  Trust  Indenture)  or any
         order  of any court or governmental authority
         or agency  applicable to or binding  on it or
         contravenes or will contravene the provisions
         of,  or  constitute   a  default  under   any
         indenture,   mortgage,    contract   or   any
         agreement  or  instrument  to which  it  is a


- --------------
   (8) Appropriate cross-reference to be used to the section of the Indenture relating to the source of funds of the Loan Participants.


         party or by which it or any of its property may be bound or affected; and

             (g)  the  transfer to Assignee of all  of
         the Assignor's  right, title and  interest as
         Owner  Participant  will   not  violate   any
         provision of the Federal Aviation Act (or any
         rules or regulations promulgated thereunder),
         Securities Act  of 1933, as  amended (and  no
         registration  pursuant to  such  Act  or  the
         rules  and  regulations  thereunder shall  be
         required in connection with such transfer) or
         any  other  applicable  law  (assuming,  with
         respect  to ERISA,  (x)  that the  Assignee's
         representations   and  warranties,   as  they
         relate to  ERISA, in Section  8(h) above  are
         true  and  correct  and  (y)  the  continuing
         accuracy    of   the    representations   and
         warranties  set forth  in Section  6.01(k) of
         the    Participation   Agreement    and   the
         representations, warranties and covenants set
         forth  in  Section   [2.18]*  of  the   Trust
         Indenture).

         9.  GOVERNING LAW.   THIS ASSIGNMENT SHALL BE
GOVERNED BY AND CONSTRUED  IN ACCORDANCE WITH THE LAWS
OF  THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO
ANY PROVISION  OF NEW YORK LAW THAT  WOULD REQUIRE THE
APPLICATION OF THE LAWS OF ANOTHER STATE.

        10.  Counterparts.   This Assignment  may be
executed in  any number of counterparts,  all of which
together  shall  constitute a  single instrument.   It
shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

        11.  Third Party Beneficiaries.   Each party
hereto agrees,  for the benefit of  the Owner Trustee,
the Loan Participants,  the Lessee  and the  Indenture
Trustee (collectively, the "Beneficiaries"),  that the
representations,  warranties  and  covenants  of  such
party contained herein are also intended to be for the
benefit  of  each  Beneficiary, and  each  Beneficiary
shall  be   deemed  to  be  an   express  third  party
beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

        12.  Effectiveness.   This Agreement shall be
effective upon its execution and delivery by each of Assignor and Assignee, the exact time of occurrence of which (the "Effective Time") shall be agreed in writing signed by Assignor and Assignee.

         IN  WITNESS  WHEREOF,  the   parties  hereto,
through  their  respective  officers   thereunto  duly
authorized, have duly executed this Assignment as of the day and year first above written.

                           [ASSIGNOR]


                           By:_________________________
                              Name:
                              Title:



                           [ASSIGNEE]



                           By:_________________________
                              Name:
                              Title:







                                          Exhibit C

                        OP GUARANTEE

          OP GUARANTEE, dated as of __________ __, ____, by __________, a __________ [corporation] (the "Guarantor"), to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee referred to in the Participation Agreement described below (collectively, together with their successors and assigns, the "Beneficiaries" and, each individually, a "Beneficiary").

                    W I T N E S S E T H :

          WHEREAS, reference is hereby made to the Participation Agreement, dated as of March 1, 1994 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Federal Express Corporation, as Lessee, LLG Aircraft Leasing, L.P., as Owner Participant, First Security Bank of Utah, National Association, as Owner Trustee ("FSBU"), NationsBank of Georgia, National Association, as Indenture Trustee, NationsBank of South Carolina, National Association, as Pass Through Trustee, and Westdeutsche Landesbank Girozentrale, New York Branch; and

          [WHEREAS, this Guarantee is being delivered by the Guarantor with respect to the obligations of LLG Aircraft
Leasing, L.P., (the "Obligor") as contemplated by Section
7.03(ix) of the Participation Agreement; and]*

          [WHEREAS, [LLG Aircraft Leasing, L.P.] [Insert name of subsequent transferor] (the "Transferor"), wishes to transfer to ___________ (the "Obligor"), inter alia, [all][a portion] of the Transferor's right, title and interest in and to the Participation Agreement, the Trust Agreement (as defined in the Participation Agreement) and each other Operative Agreement (as defined in the Participation Agreement) to which the Transferor is a party or by which it is bound pursuant to the Assignment and Assumption Agreement, dated as of ______________ __, 199_, between the Transferor and the Obligor; and]**

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*    Insert in the case of a guarantee by Lufthansa.

** Insert in the case of a guarantee in connection with a transfer.

          [WHEREAS, the terms of the Trust Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guarantee by the Guarantor;]*

          NOW, THEREFORE, [in order that the Transferor may make the aforementioned transfer to the Obligor,]* the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

          1. Definitions. As used in this Guarantee, terms defined in the Participation Agreement are used herein as therein defined, unless otherwise defined herein.

          2.  Guarantee.  a.  The Guarantor hereby
unconditionally and irrevocably guarantees as primary obligor and not merely as a surety to the Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Obligor when due (whether at the stated due date thereof, by acceleration or otherwise) of, and the faithful performance of, and compliance with, all payment obligations of the Obligor under the Operative Agreements or any related documents owed to such Beneficiary, strictly in accordance with the terms thereof and the timely performance of all other obligations of the Obligor owed to such Beneficiary thereunder strictly in accordance with the terms thereof (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

          b. No payment or payments made by the Obligor, the Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from the Obligor, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder until the Obligations are paid and performed in full.

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*    Insert in the case of a guarantee in connection with a
     transfer.

          c.  If for any reason any Obligation to be
performed or observed by the Obligor (whether affirmative or negative in character) shall not be observed or performed strictly in accordance with the terms thereof, or if any amount payable by the Obligor in connection with any Obligation shall not be paid promptly when due and payable, the Guarantor shall perform or observe or cause to be performed or observed each such Obligation or undertaking and shall pay such amount at the place and to the person or entity entitled thereto pursuant to the Operative Agreements regardless of whether or not any Beneficiary or anyone acting on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Obligor or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Operative Agreements or at law or in equity, or otherwise, and regardless of any other condition or contingency.

          d. The Guarantor irrevocably waives promptness, diligence, demand, and all notices whatsoever as to the Obligations and covenants guaranteed hereby, and any other circumstances which might otherwise constitute a defense available to it, or a discharge of it (other than the defense of payment or performance) and agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Participation Agreement, the Trust Agreement or the other Operative Agreements to which the Obligor is a party that may be made or given as provided herein or otherwise.

          e.   The Guarantor further agrees to pay all
expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the beneficiaries hereof in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

          f. The Guarantor understands and agrees that its Obligations hereunder shall be construed as continuing, absolute and unconditional without regard to (a) the validity, regularity or enforceability of any Operative Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) that may at any time be available to or be asserted by the Obligor against any Beneficiary, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Obligor or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligor for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.

          g. The obligation of the Guarantor hereunder will not be discharged by: (a) any extension or renewal with respect to any obligation of the Obligor under the Operative Agreements; (b) any modification of, or amendment or supplement to, any such Operative Agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Obligor or any change in the structure of the Obligor; (e) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceedings with respect to the Obligor; (f) except as provided in Section 14 hereof, any change in ownership of the shares of capital stock of the Guarantor or the Obligor; or (g) any other occurrence whatsoever, except payment in full of all amounts payable by the Obligor under the Operative Agreements and performance in full of all Obligations of the Obligor in accordance with the terms and conditions of the Operative Agreements.

          3. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby agrees not to assert any rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of any Beneficiary against the Obligor or against any Beneficiary for the payment of the Obligations until indefeasible payment or performance in full of the Obligations. The Guarantor hereby further agrees not to assert any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Obligor or any other Person which may have arisen in connection with this Guarantee if any payment under this Guarantee is outstanding at such time. So long as any payment under this Guarantee is outstanding, if any amount shall be paid by or on behalf of the Obligor to the Guarantor on account of any of the rights referred to above in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the applicable Beneficiary in the exact form received by the Guarantor (duly endorsed by the Guarantor to the applicable Beneficiary, if required).

          4. Amendment with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Operative Agreement and/or any collateral security document or other guaranty or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time, and any collateral security, guaranty or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No Beneficiary shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Obligor or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Obligor or any such other guarantor or any release of the Obligor or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include, but not be limited to, the commencement and continuance of any legal proceedings. [The Guarantor represents and warrants that it owns, directly or indirectly, 100% of the capital stock of the Obligor and that its obligations hereunder shall continue unimpaired, even if the Guarantor no longer owns, directly or indirectly, all or any portion of the capital stock of the Obligor.]*

- --------------
* Insert in the case of a guarantee in connection with a transfer.

          5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Obligor or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.
The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collectability) without regard to (a) the validity, regularity or enforceability of any Operative Agreement or any related agreement, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) that may at any time be available to or be asserted by the Obligor against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Obligor or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligor for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Obligor or any other person or entity or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Obligor or any such other person or entity or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Obligor or any such other person or entity or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, indorsees, transferees and assigns, until the earlier of (x) all of the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full, (y) the right, title and interest of the Obligor shall have been transferred to a Person meeting the requirements of Article 5 of the Trust Agreement, it being understood that this Guarantee shall remain in effect with respect to obligations of the Obligor arising prior to such transfer and (z) the Obligor obtaining a tangible net worth equalling or exceeding [$50,000,000 (Fifty Million Dollars)].* The Guarantor further agrees that, without limiting the generality of this Guarantee, if any Beneficiary (or any assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) against the Obligor under any Operative Agreement such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor the sums that would have otherwise been due from the Obligor had such remedies been able to be exercised.

          6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Obligor or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Obligor or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Obligor.

          7. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars.

          8. Representations and Warranties. The Guarantor hereby represents and warrants that:

          a. the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

- --------------
* $40,000,000 (Forty Million Dollars) if the Obligor is an Affiliate of, or one of the partners of, LLG
     Aircraft Leasing, L.P.

          b. the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee, and this Guarantee has been duly executed and delivered by the Guarantor and does not require any approval not already obtained of its stockholders or any approval or consent not already obtained of any trustee or holders of any of its indebtedness or obligations;

          c. this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws or equitable principals of general application to or affecting the enforcement of creditor's rights generally;

          d. neither the execution and delivery of this Guarantee nor compliance by the Guarantor with any of the terms and provisions hereof will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Guarantor (assuming, with respect to ERISA, the continuing accuracy of the representations and warranties set forth in Sections 6.01(k)(ix) and 7.01(b) of the Participation Agreement) or contravene or result in any breach of or constitute any default under, or result in the creation of any lien on any property of the Guarantor or, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected;

          e. no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

          f. no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

          g. the balance sheet of the Guarantor as at _______ and the related statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to each Beneficiary) have been prepared in accordance with generally accepted accounting principles applied consistently throughout the period involved, are complete and correct and present fairly the financial condition of the Guarantor as at such date and the results of its operations for such fiscal year; since such date there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor; the Guarantor has no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or in the notes thereto; and

          h. the Guarantor is a [bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000]*
     [corporation whose tangible net worth is at least
     $50,000,000]*, exclusive of goodwill, as of the proposed date of transfer, as determined in accordance with generally accepted accounting principles.

          9. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

- --------------
* Replace with $40,000,000 if Obligor is an Affiliate of, or a partner of, LLG Aircraft Leasing, L.P.

         11. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof.
No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         12. Integration. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

         13. Amendments and Waivers. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

         14. Transfer of Interest in the Obligor or of this Guarantee. The Guarantor may assign, convey or otherwise transfer (a) any of its interest in the Obligor or (b) its obligations hereunder, in either case to any other person (hereinafter referred to as the "the Subsequent Guarantor"); provided that the Subsequent Guarantor enters into an agreement substantially in the form of this Guarantee Agreement; and, provided, further, that, if the Subsequent Guarantor is not a bank or a lending institution with a combined capital, surplus and undivided profits of at least [$50,000,000]*, or is not a corporation with a net worth of at least [$50,000,000]*, the Guarantor shall enter into an agreement, substantially in the form of this Guarantee, guaranteeing the Obligations of the Obligor under the Operative Agreements or provide such a guarantee from such a bank, lending institution or corporation satisfactory to each Beneficiary, so that there will then be existing both such guaranty agreement as well as the guaranty agreement executed by the Subsequent Guarantee; in such event, the Beneficiaries shall have the right to enforce the obligations of the Guarantor under such guaranty agreement without first proceeding against the Subsequent Guarantor under its guaranty referred to above.

- --------------
* Replace with $40,000,000 if the Obligor is an Affiliate of, or a partner of, LLG Aircraft Leasing, L.P.

         15. Successors and Assigns. This Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns.

         16.  GOVERNING LAW.  THIS GUARANTEE SHALL BE
GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING
EFFECT TO ANY PROVISION OF NEW YORK LAW THAT WOULD REQUIRE
THE APPLICATION OF THE LAWS OF ANOTHER STATE.

         17. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telegraph, facsimile or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, five days after deposit in the postal system, certified mail prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor [address, telex and fax information to be provided] and (b) in the case of any Beneficiary, the address, telex or telecopy number provided for such party in the Participation Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                              [NAME OF GUARANTOR]

                              By:________________________
                                   Name:
                                   Title:


                              By:_________________________
                                   Name:
                                   Title:







                                          Exhibit D

          TRUST AGREEMENT SUPPLEMENT NO. __

         Trust Agreement Supplement No. __, dated
______ __, 199_, between First Security Bank of Utah,
National Association, a national banking association
(in its individual capacity "FSBU" and not in its individual capacity, but solely as trustee hereunder, the "Owner Trustee") and LLG AIRCRAFT Leasing, L.P., a limited partnership organized under the laws of Delaware (together with its successors and permitted assigns, the "Trustor").

                 W I T N E S S E T H:

         WHEREAS, the Trustor and FSBU have heretofore entered into that certain Trust Agreement, dated as of September 1, 1993, as amended and restated as of March 1, 1994 (the "Trust Agreement");

         WHEREAS, capitalized terms used herein shall have the meanings set forth in the Trust Agreement;

         WHEREAS, the Trust Agreement provides for the execution and delivery of supplements thereto
(individually, a "Supplement" and, collectively,
"Supplements") substantially in the form hereof, each of which shall particularly describe an Aircraft included in the property covered by the Trust
Agreement and to be leased to the Lessee pursuant to the related Lease;

         WHEREAS, the Trust Agreement relates to the Airframe and Engines (together constituting the "Aircraft") described below and a counterpart of the Trust Agreement [is attached to] [has been filed with the FAA at _____]* and is made a part of this Trust
Agreement Supplement; and

         WHEREAS, the Trustor and the Owner Trustee wish to supplement the Trust Agreement to the extent provided herein;

         NOW, THEREFORE, in consideration of the
mutual covenants and agreements contained herein, the Owner Trustee and the Trustor hereby acknowledge that the Owner Trustee has purchased for value and hereby

   (*)   Insert as appropriate.

does confirm its purchase for value of the following described property:





                       AIRFRAME
          1 airframe identified as follows:



                                  FAA
                              Registration      Manufacturer's
Manufacturer    Model            Number         Serial Number
- ------------    -----         --------------    ---------------

Airbus         A310-203




                   AIRCRAFT ENGINES

2 aircraft engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                      Manufacturer's
Manufacturer          Model           Serial Number
- ------------          -----           --------------

General Electric     CF6-80A3



whether or not such Engines shall be installed in or attached to the Aircraft or any other Aircraft.

         This Supplement shall be construed as
supplemental to the Trust Agreement and shall form a part of it, and the Trust Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         This Supplement is being delivered in the State of New York.

         This Supplement may be executed by the Owner
Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

         AND FURTHER, the Owner Trustee hereby
acknowledges that the Aircraft referred to above has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject, after the related Exchange Date, to the pledge or mortgage thereof under the related Indenture.


         IN WITNESS WHEREOF, FSBU and the Trustor have caused this Agreement to be duly executed as of __________ __, 199_.



                           LLG AIRCRAFT LEASING, L.P.

                           By LLG OF DELAWARE, INC.,
                           Its General Partner


                           By ______________________
                              Title:


                           FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION


                           By ___________________________
                              Title:






                     SCHEDULE I

                     DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of each Operative Agreement which specifically incorporates this Schedule, referred to below, unless otherwise defined in such Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any such Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act.  The Federal
Aviation Act of 1958, as amended from time to time, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in
Article 13 of the Lease.

         Aeronautics Authority or FAA.  As
appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United
States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any partner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person or such partner whether through the ownership or voting securities or by contract or otherwise.

         After-Tax Basis.  A basis such that any
payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all federal, state, local and foreign income taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant or any partner of the Owner Participant, or any corporate affiliate of any partner of the Owner
Participant, it shall be presumed that such Person is at all times subject to federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agreement to Lease. The Original Agreement to Lease, as amended and restated as of March 1, 1994, among Lufthansa, the Lessee and the Lessor.

         Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in
Part 121 of the Federal Aviation Regulations, and any
"foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 402 of the Act.

         Aircraft.  The Airframe together with the two
Engines whether or not any of such Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

         Aircraft Cost. The amount specified as the Aircraft Cost for the Aircraft on Schedule I to the Agreement to Lease (as in effect on the Closing Date).

         Airframe.  The Airbus Model A310-203 aircraft
(excluding the Engines or engines from time to time installed thereon) contemplated by the Participation
Agreement to be leased on the Commencement Date by the Lessor to the Lessee pursuant to the Lease, and having the manufacturer's serial number ________________ and, on and after the Commencement Date, the United States
FAA Registration Number specified in the initial Lease
Supplement, including all Parts.

         Ancillary Agreements. Any written agreement between parties to the Agreement to Lease Operative
Agreements or Operative Agreements entered into on the Closing Date or at any time thereafter in connection with the transactions contemplated by the Operative
Agreements, as amended from time to time, including, without limitation, Ancillary Agreement No. 1.

         Ancillary Agreement No. 1. The agreement, dated as of the Commencement Date, among the Lessee, the Owner Trustee and the Indenture Trustee.

         Appraisal. The appraisal delivered pursuant to Section 4.01(l) of the Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in
Section 16.01(e), (f) or (g) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable throughout the Basic Term pursuant to
Section 3.01 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date 15 years from the Commencement
Date, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale.  Has the meaning set forth in
Section 4.02(d)(v) of the Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New
York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

         Certificates or Equipment Trust Certificates.
The Equipment Trust Certificates (Federal Express
Corporation Trust ___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters occurs pursuant to the Underwriting
Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of the Certificates by the Pass Through
Trusts.

         Code.  Except as otherwise provided,
references to the Code shall mean the Internal Revenue
Code of 1986, as amended from time to time.

         Collateral. Has the meaning set forth in the Collateral Agreement.

         Collateral Agreement.  The Collateral
Agreement (Trust ______), dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as amended or modified from time to time.

         Commencement Date. The date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Commission or SEC.  The Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Participation
Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the body performing such duties on such date.

         Company.  Federal Express Corporation, a
Delaware corporation, and its permitted successors and assigns hereunder.

         Corporate Base Rate. The rate announced from time to time by The Chase Manhattan Bank, N.A. or any successors thereto at its head office at New York, New
York, as its Corporate Base Rate.

         Corporate Trust Office.  The office of the
Indenture Trustee at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee and the Holders.

         Cut-off Date. The earlier to occur of (i) the date which is 365 days after the Scheduled
Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section
12 of the Agreement to Lease) given to the Indenture
Trustee not less than 30 days prior thereto and (ii)
30 days after the date of any Pre-Funding Termination
Notice in accordance with Section 3 of the Agreement to Lease.

         DA. Deutsche Aerospace Airbus GmbH, a German corporation, its successor and permitted assigns.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average rate of interest applicable from time to time to the Certificates, but in no event less than 8% per annum.

         Deemed Event of Loss. If the Exchange Date does not occur on or prior to the Cut-off Date.

         Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Notice.  Notice of the Aircraft's
Commencement Date, given by the Owner Participant as provided in Section 3.01 of the Participation
Agreement and including any notice with respect to a postponed Commencement Date given by the Owner
Participant pursuant to Section 3.02 of the Participation Agreement.

         Demand Note.  Each of the Promissory Notes
(D-_______), dated the Closing Date, from Lufthansa in the form of Exhibit E to the Participation Agreement, and in an aggregate principal amount specified under "Demand Note Principal Amount" in Schedule IV to the
Participation Agreement.

         Demand Note Collateral. Has the meaning set forth in the Collateral Agreement.

         Dollars and $. The lawful currency of the United States of America.

         Engine.  Each of the two General Electric
CF6-80A3 engines, more fully described in the initial
Lease Supplement (or, prior to the Commencement Date, in Exhibit A to the Agreement to Lease opposite the Airframe), whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03,
11.03, 11.04 or 12.02 of the Lease, together with all Parts. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced
Engine shall cease to be an "Engine" under the Lease.

         ERISA.  The Employee Retirement Income
Security Act of 1974, as amended.

         Event of Default.  Each of the events
specified in Article 16 of the Lease.

         Event of Loss. Event of Loss means any of the following events on or after the Commencement Date with respect to the Aircraft, the Airframe or any
Engine: (i) loss of such property or its use (A) for a period in excess of 120 days or to the end of the Term, if less, due to theft or disappearance, or
(B) for a period in excess of 60 days or to the end of the Term, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft, the Airframe or Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet
Program described in Section 7.02(a)(iv) of the Lease;
and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model
A310-203 aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of one (1) year, unless the Lessee, prior to the expiration of such one (1) year period shall have conformed the Aircraft to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such
Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the end of the Term, if less due to theft or disappearance, or loss for a period in excess of 60 days, or to the end of the Term, if less due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or to the end of the Term),
(ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. On or after the Commencement Date, an Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Exchange Act.  The Securities Exchange Act of
1934, as amended.

         Exchange Date. The date, on or after the Commencement Date, on which the Indenture Trustee releases the Debt Portion pursuant to Section 7(e) of the Collateral Agreement.

         Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity
Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case solely in respect of the Tax Indemnity
Agreement, (ii) indemnity payments and interest thereon and other amounts paid or payable by the Lessee to the Owner Participant or to the Owner
Trustee in its individual capacity or any of their respective Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors, assigns, directors, officers, employees, agents or servants pursuant to Articles 8, 9 or 10 of the Participation
Agreement or any corresponding payment of Supplemental
Rent under the Lease; (iii) proceeds of public liability insurance or governmental indemnities in lieu thereof in respect of the Aircraft payable to the Owner Participant or the Owner Trustee, in its individual capacity, or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner
Participant or the Owner Trustee in its individual capacity or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, directors, officers, employees, agents or servants, either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Owner Trustee or the Owner
Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft (not required by Section 13 of the Lease) which is separately acquired and paid for by the Owner Participant (directly or through the Owner
Trustee) or the Lessor in accordance with Section
13.05 of the Lease); (v) indemnity payments payable by the Owner Participant to the Owner Trustee in its individual capacity pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Indenture Trustee, First Security or the Owner Participant pursuant to Section 10.01 of the Participation Agreement; (vii) if the Lessee has assumed the obligations of the Owner Trustee pursuant to Section 7.12 of the Participation Agreement and
Section 2.12 of the Indenture, the amount payable as purchase price pursuant to Section 4.02(a), (c) or (d) of the Lease; (viii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vii) above, and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause
(viii); and (ix) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

         Expense and Expenses. Have the meanings specified in Section 9.01(a) of the Participation
Agreement.

         FAA Bill of Sale. Has the meaning set forth in Section 4.02(d)(iv) of the Participation Agreement.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

         Frankfurt Business Day. A day which is a Business Day and is a day (other than a Saturday or Sunday) on which commercial banks in Frankfurt, Germany are generally open for the conduct of business.

         Geneva Convention.  The International
Convention on the Recognition of Rights in Aircraft
(Geneva 1948).

         Government. The United States of America or an agency or instrumentality thereof.

         Government Obligations. Direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

         Holder of a Certificate; Holder. As of any particular time, the Person in whose name a Certificate shall be registered as payee with the Indenture Trustee.

         Indemnification Agreement.  The
Indemnification Agreement, dated the date of the Underwriting Agreement, among the Lessee, Lufthansa, the LC Bank and the Underwriters.

         Indemnitee. Each of the Owner Trustee, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee
(after the Exchange Date), in its individual capacity and as Indenture Trustee and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate (except to the extent comprised prior to the Exchange Date of the Trust
Indenture Estate) and (after the Exchange Date) the
Trust Indenture Estate and the officers, directors, employees, agents and servants of Lufthansa and the General Partner of the Owner Participant.

         Indenture.  The Trust Indenture and Security
Agreement (Federal Express Corporation Trust _____) dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement No. 1, and any amendment or supplement thereto entered from time to time.

         Indenture and Security Agreement Supplement;
Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event which, with the giving of notice or lapse of time, or both, would be an Indenture Event of Default.

         Indenture Documents.  The Indenture, the
Collateral Agreement, the Letter of Credit, the
Demand Notes, the Sales Agreement (to the extent relating to the Aircraft), the Parts and Services
Agreement (to the extent relating to the Aircraft), the Bills of Sale, the Modification Agreement (to the extent relating to the Aircraft), the Lease, the Participation Agreement, the Agreement to Lease
(to the extent relating to the Aircraft), the Trust
Agreement (to the extent relating to the Aircraft or the Lessor's Estate) and the Certificates.

         Indenture Event of Default. Each of the events specified in Section 7.01 of the Indenture.

         Indenture Trustee.  NationsBank of Georgia,
National Association, a national banking association, not in its individual capacity but solely as Indenture
Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens.  Any Lien on the
Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any Indenture Document or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

         Independent Appraisal.  An appraisal
conducted pursuant to Section 4.03 of the Lease.

         Independent Investment Banker.  An
independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date (or purchase date) or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture
Trustee.

         Interest Payment Date.  Each March 23 and
September 23, commencing September 23, 1994.

         Issuance Date. For any Pass Through Trust, the date of the issuance of the related Pass Through
Certificates.

         LC Bank.  Westdeutsche Landesbank
Girozentrale, New York Branch.

         Lease.  The Lease Agreement (Federal Express
Corporation Trust _____), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

         Lease Supplement. The Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

         Lessee.  Federal Express Corporation, a
Delaware corporation, and any successors or permitted assigns in its capacity as lessee under the Lease.

         Lessee Documents.  Each of the Operative
Agreements and Ancillary Agreements to which the Lessee is or is to be a party; provided, however, that for purposes of Section 6.01 of the Participation
Agreement, Lessee Documents shall not include the Lease or any Lease Supplement prior to the Commencement Date.

         Lessor.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity but solely as Owner
Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to any Additional Collateral, the Aircraft, the Lease, any
Lease Supplement, the Participation Agreement and the other Indenture Documents, any warranty with respect to the Airframe and the Engines, all amounts of Basic
Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner
Trustee, for its own account or in its individual capacity, the Owner Participant or the Indenture
Trustee), and requisition, indemnity or other payments of any kind for or with respect to the Aircraft
(except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement).
Notwithstanding the foregoing, "Lessor's Estate" shall
(i) include all items of property purported to be covered by the Trust Indenture Estate and (ii) not include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate, arising as a result of
(i) claims against or liabilities of the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) any act or omission of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust
Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner
Participant of its interests in the Aircraft or the Lessor's Estate other than a transfer of the Aircraft or the Lessor's Estate pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease or (v) claims against the Lessor or the Owner Participant (or any Affiliate of either) relating to the Modification Agreement, the Agreement to Lease, the Sales Agreement, the Demand
Note, the Collateral Agreement, the Sub-subcontract
(as defined in the Agreement to Lease) or the Parts and Services Agreement.

         Letter of Credit.  The Irrevocable Letter of
Credit, dated the Closing Date, in the form of Exhibit G to the Participation Agreement and with a Stated Amount equal to the amount specified under "Letter of Credit Stated Amount" on Schedule IV to the
Participation Agreement, from the LC Bank to the Indenture Trustee.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. Has the meaning set forth in the Collateral Agreement.

         Lufthansa.  Deutsche Lufthansa
Aktiengesellschaft.

         Lufthansa Side Letter.  The letter, dated the
Closing Date, substantially in the form of Exhibit J to the Participation Agreement, among Lufthansa, the Indenture Trustee and the Pass Through Trustee.

         Majority in Interest of Certificate Holders.
As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any
Affiliate of either.

         Make-Whole Premium. An amount determined as of the Business Day before the applicable Prepayment
Date or date of purchase, as the case may be, which an Independent Investment Banker determines to be equal to the excess of (i) the present values of all remaining scheduled payments of principal on the Certificate to be prepaid or purchased and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment
Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over
(ii) the unpaid principal amount of such Certificate.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement.  The Original
Modification Agreement, as amended by Amendment No. 1 thereto, dated as of March 1, 1994, among the Lessor, the Owner Participant, Lufthansa and DA.

         Modification Cost. The amount set forth in the "Total" column for the Aircraft in the Rate
Schedule on Exhibit E to the Modification Agreement.

         Moody's.  Moody's Investors Service, Inc.

         Net Proceeds. The amount specified as such on Schedule IV to the Participation Agreement.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United
States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         OP Guarantee.  The Guarantee, if any, by
Lufthansa in the form of Exhibit I to the Participation Agreement.

         Operative Agreements.  The Modification
Agreement, the Agreement to Lease, the Participation
Agreement, the Trust Agreement, the Trust Agreement
Supplement, the Bills of Sale, the Lease, any Lease
Supplement, any Ancillary Agreement which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, any Indenture and Security Agreement Supplement, the Collateral
Agreement, the Demand Note, the Parts and Services
Agreement, the Indemnification Agreement, the Pass
Through Agreement and the Series Supplements, the Pass
Through Certificates outstanding at the time of reference, the Sales Agreement, the OP Guarantee (if any) and the Tax Indemnity Agreement, each as amended from time to time.

         Options Agreement. The letter agreement dated September 1, 1993 between DA and the Lessee relating, inter alia, to the sale by DA to the Lessee of certain cargo conversion kits and the acknowledgement and agreement by DA of certain rights of the Lessee under the Modification Agreement.

         Outstanding.  When used with respect to
Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
    Section 2.08 of the Indenture or otherwise;

        (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to
    Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

       (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Original Agreement to Lease. The Agreement to Lease, dated as of September 1, 1993 among Lufthansa, the Lessee and the Lessor.

         Original Agreements. The Original Agreement to Lease, the Original Modification Agreement, the
Original Parts and Services Agreement, the Original
Sales Agreement and the Original Trust Agreement.

         Original Modification Agreement.  The
Aircraft Modification and Maintenance Agreement, dated as of September 1, 1993, among the Lessor, Lufthansa and DA.

         Original Parts and Services Agreement.  The
Parts and Services Agreement, dated as of September 1,
1993, between the Owner Trustee and Lufthansa.

         Original Sales Agreement.  The Sales
Agreement for Aircraft, dated as of September 1, 1993, between the Owner Trustee and Lufthansa.

         Original Trust Agreement.  The Trust
Agreement, dated as of September 1, 1993, between the Owner Participant and the Owner Trustee in its individual capacity.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement and the Participation Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Participation Agreement.  The Participation
Agreement (Federal Express Corporation Trust _____), dated as of March 1, 1994, among the Lessee, the Owner
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as, Owner Trustee, the Owner Participant, the Pass Through
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as Pass
Through Trustee, the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein but solely as Indenture Trustee and the LC Bank, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, so long as title thereto shall be vested in the Lessor, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Parts and Services Agreement.  The Original
Parts and Services Agreement, as amended by Amendment
No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Parts Cost.  The cost of the parts and
services with respect to the Aircraft pursuant to
Article 4 of the Parts and Services Agreement.

         Pass Through Agreement.  The Pass Through
Trust Agreement dated as of March 1, 1994 between the Lessee and the Pass Through Trustee, as such Pass
Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1994
Pass Through Certificates, Series A310-A1, 1994 Pass
Through Certificates, Series A310-A2, or 1994 Pass
Through Certificates, Series A310-A3, in each case as issued by the related Pass Through Trust; and "Pass
Through Certificates" means all of the Pass Through
Certificates issued by each of the Pass Through
Trusts.

         Pass Through Closing Excess Amount. The excess of the principal amount of the Certificates issued on the Closing Date over the Net Proceeds.

         Pass Through Trust.  The Federal Express Pass
Through Trust, 1994-A310-A1, Federal Express Pass
Through Trust, 1994-A310-A2 or Federal Express Pass
Through Trust, 1994-A310-A3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass
Through Trusts" means all of such Pass Through
Trusts.

         Pass Through Trustee.  NationsBank of South
Carolina, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through
Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.5% plus the Debt
Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative
Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture
Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2.5% plus the interest rate applicable to such Certificate and
(ii) in the case of any other such amount, 2.5% plus the weighted average rate of interest from time to time payable with respect to the Certificates (or if no Certificates are then outstanding, such weighted average rate at the time immediately preceding the final payment with respect thereto).

         Paying Agent.  Has the meaning set forth in
Section 3.04 of the Indenture.

         Payment Date.  Any Interest Payment Date or
Sinking Fund Redemption Date.

         Payment Default.  Any event specified in
Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and
(iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government
(federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Pre-Funding Event of Loss.  Any of the
following events prior to the Exchange Date with respect to the Aircraft, the Airframe or any Engine:
(i) loss of such property or its use (A) for a period in excess of 120 days or to the Cut-off Date, if less, due to theft or disappearance, or (B) for a period in excess of 60 days or to the Cut-off Date, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever
(provided, however, that failure to properly complete any work contemplated by the Modification Agreement shall not constitute the basis for a Pre-Funding Event of Loss); (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Pre-Funding Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the Cut-off Date or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Cut-off Date; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model A310-203 aircraft equipped with engines of the same make and model as the Engines for a period ending on or after the Cut-off Date. The date of such Pre-Funding Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the Cut-off Date, if less, due to theft or disappearance; or loss for a period in excess of 60 days, or to the Cut-off Date, if less, due to damage beyond economic repair; or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or as otherwise contemplated by clause
(iii)(2)(A) above), (ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. A
Pre-Funding Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Pre-Funding
Event of Loss occurs with respect to the Airframe.

         Pre-Funding Prepayment Date. Has the meaning as set forth in Section 6(c) of the Collateral
Agreement.

         Pre-Funding Termination Notice. Has the meaning set forth in Section 3 of the Agreement to Lease.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Price. The amount set forth in the "Purchase Price in U.S. Dollars" column for the Aircraft on Exhibit B to the Sales Agreement.

         Record Date. With respect to any payment under the Indenture means the 15th calendar day prior to the date such payment is due.

         Recourse Amount. Has the meaning specified in Section 16.10 of the Participation Agreement.

         Register.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Registrar.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Remaining Weighted Average Life.  For any
Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by
(b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One term of two years with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental
Rent, collectively.

         Rent Payment Date.  Each March 23 and
September 23, commencing on the first such date after the Commencement Date, and continuing thereafter during the Term.

         Replacement Engine.  A General Electric
CF6-80A3 engine of the same or of equal or greater value and utility as the Engine being replaced, together with all Parts relating to such engine;
provided, however, that such Engine shall be of the same model as other Engines then subject to the Lease.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust
Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative
Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative
Agreement with respect thereto.

         Sales Agreement.  The Original Sales
Agreement as amended by Amendment No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Scheduled Commencement Date.  ______________,
199_.

         Securities Act. The Securities Act of 1933, as amended.

         Secured Obligations. Has the meaning set forth in the Granting Clause of the Indenture.

         Series Supplement.  The Series Supplement
1994-A310-A1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement
1994-A310-A2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1994-A310-A3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series
Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

         Sinking Fund Redemption Date.  Has the
meaning specified in Section 6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the
meaning specified in Section 6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler
& Peregrin.

         S&P.  Standard & Poor's Corporation.

         Stipulated Loss Value.  As of any Stipulated
Loss Value Determination Date during the Basic Term, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in
Schedule III to the Lease under the heading
"Stipulated Loss Value Factor" opposite such date, and
(ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon; and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease.

         Stipulated Loss Value Determination Date.
Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Factors".

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or an Ancillary Agreement to the Lessor or others, including, without limitation, payment of any Make-
Whole Premium payable by the Lessor under the Indenture that is required to be paid by the Lessee pursuant to Section 3.02 of the Lease, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and all amounts required to be paid by the Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax
Indemnity Agreement or other Ancillary Agreement, but excluding (i) Basic Rent and (ii) any such amounts, liabilities and obligations to the extent such amounts, liabilities or obligations arise out of or relate to the period prior to execution of the Lease
Supplement with respect to the Aircraft.

         Tax.  Has the meaning set forth in Section
8.01(a) of the Participation Agreement.

         Tax Attribute Period. The period commencing on the first day of the taxable year of the Owner
Participant in which the Commencement Date occurs and ending on the last day of the seventh succeeding taxable year of the Owner Participant; provided, however, that if the Lessee breaches its representation set forth in Section 4(a) of the Tax
Indemnity Agreement and as a result it is required to pay an indemnity pursuant to said Agreement the Tax
Attribute Period shall be the period over which the Owner Participant is required to depreciate the Aircraft for purposes of calculating the indemnity payable pursuant to Section 5 of the Tax Indemnity
Agreement.

         Tax Indemnity Agreement.  The Tax Indemnity
Agreement, dated as of the Commencement Date, among the Lessee, and the Owner Participant and the partners listed on the Schedule A thereto, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term.  The Basic Term and, if renewed
pursuant to Section 4.01 of the Lease, the Renewal
Term, or the period commencing on the Commencement
Date and ending on such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the end of the Tax
Attribute Period in the case of Article 10 of the Lease and in the case of Section 4.02 of the Lease, the date specified in the notice from the Lessee given pursuant to such Section.

         Termination Value. As of any Termination Date, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in Schedule
IV to the Lease under the heading "Termination Value Factor" opposite such Termination Date, and (ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation
Agreement.

         Treasury Yield.  (i)  In the case of a
Certificate having a Maturity within one year after the Prepayment Date or purchase date, as the case may be, the average yield to maturity on a government bond equivalent basis of the applicable United States
Treasury Bill due the week of Maturity of such Certificate, and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date or purchase date, as the case may be, the average yield of the most actively traded United
States Treasury Note (as reported by Cantor Fitzgerald
Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining
Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment
Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date or purchase date, as the case may be.

         Trust Agreement.  The Original Trust
Agreement, as amended and restated as of March 1, 1994, and as amended or supplemented pursuant to its applicable provisions and in accordance with the other
Operative Agreements (including, without limitation, as supplemented by any Trust Agreement Supplement).

         Trust Agreement Supplement.  The Trust
Agreement Supplement (as defined in the Trust
Agreement) relating to the Aircraft.

         Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate; Indenture Estate.
The property, rights and privileges described in the Granting Clause of the Indenture, other than
(A) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity
Agreement, all as provided in the Indenture, and
(B) rights granted to the Owner Trustee or the Owner
Participant under the Indenture, including without limitation under Section 2.05, 7.02, 8.01, 8.02, 8.03,
13.01 and 13.02 thereof, and the Letter of Credit and any rights thereunder.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement.  The Underwriting
Agreement dated March 16, 1994 among the Lessee,
Lufthansa, the Owner Participant, Goldman, Sachs &
Co. and Merrill Lynch, Pierce, Fenner & Smith.

         United States or US.  The United States of
America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.